As filed with the Securities and Exchange Commission on September 15, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Commission File Number: 333-[●]

NEXSCIENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	7372	92-2915192
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2029 Century Park East, Suite 400

Los Angeles, California 90067

(310) 494-6620

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nexscient, Inc.

Fred E. Tannous, CEO

2029 Century Park East, Suite 400

Los Angeles, California 90067

(310) 494-6620

(Names, address, including zip code and telephone

number, including area code, of agent for service)

Copies to:

Jessica M. Lockett, Esq.

Lockett + Horwitz, A Professional Law Corp.

26632 Towne Centre Drive, Suite 300

Foothill Ranch, California 92610

(949) 540-6540

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to such Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(5)
Common stock, $0.001 par value per share	7,682,980	$0.75	(3)	$5,762,235	$635.00
Common stock, $0.001 par value per share	4,000,000	$0.75	(4)	$3,000,000	$330.60
Total	11,682,980	—		$8,762,235	$965.60

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)

This Registration Statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)

Selling Shareholders. This Registration Statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by selling shareholders (“Selling Shareholders”) of the Registrant of up to 7,682,980 common stock shares previously issued to the Selling Shareholders as named in the Resale Prospectus.

(4)	Direct Public Offering.

(5)	The filing fee is calculated based upon the fee rate of $0.00011020.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

DATED SEPTEMBER 15, 2023

NEXSCIENT, INC.

2029 Century Park East, Suite 400

Los Angeles, California 90067

(310) 494-6620

This is the initial offering of Common Stock of Nexscient, Inc. (the “Company”).  We are offering for sale a total of 4,000,000 shares of Common Stock at a fixed price of $0.75 per share for the duration of this Offering (the “Offering”).  This offering also includes up to 7,682,980 shares of the Company’s common stock offered by selling shareholders as herein further detailed.  Our Common Stock is presently not traded on any market or securities exchange.  The selling security holders have not engaged any underwriter in connection with the sale of their shares of Common Stock.  Common Stock being registered in this Registration Statement may be sold by selling security holders at a fixed price of $0.75 per share until our Common Stock is quoted on the OTC Markets and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA and/or OTC Markets, nor can there be any assurance that such an application for quotation will be approved.  We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares, except that we will not receive any proceeds from the sale of shares by Selling Shareholders.  The Offering is being conducted on a self-underwritten, best-efforts basis, which means our officers and directors will attempt to sell the shares directly to friends, family members and business acquaintances.  Our officers and directors will not receive commissions or any other remuneration from any such sales.  In offering the securities on our behalf, our officers and directors will rely on the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in the sale of the securities of such issuer.  We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The shares will be offered for sale at a fixed price of $0.75 per share for a period of one hundred and eighty (180) days from the effective date of this Prospectus, unless extended by our Board of Directors for an additional 90 days.  If all of the shares offered by us are purchased, the gross proceeds to us will be $3,000,000.  All funds raised hereunder will become immediately available to the Company and will be used in accordance with the Company’s intended “Use of Proceeds” as set forth herein.  Investors are advised that they will not be entitled to a refund and could lose their entire investment.

The Company is a development stage company and currently has limited operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for the Company, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

This Prospectus covers the primary public offering by the Company of 4,000,000 shares of Common Stock.  The Company is concurrently conducting a resale offering for 7,682,980 shares of Common Stock, which is covered in a separate Resale Prospectus.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEFORE BUYING ANY SHARES OF NEXSCIENT’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us.  This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this Prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The date of this Prospectus is [●], 2023.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●

Public Offering Prospectus. A prospectus regarding our offering of up to 4,000,000 shares of our Common Stock in a direct public offering, without any involvement of underwriters or broker-dealers (the “Public Offering Prospectus”). Should all shares being offered by the Company hereunder be sold, the Company would receive an aggregate of $3,000,000. The offering price is $0.75 per share for newly issued shares. There is no minimum number of shares that must be sold and there is no guarantee that the Company will raise any funds from the direct public offering

●

Resale Prospectus. A prospectus to be used for the resale by Selling Shareholders of up to 7,682,980 shares of the Registrant’s Common Stock (the “Resale Prospectus”). Our Common Stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of Common Stock. Common Stock being registered in this Registration Statement may be sold by selling security holders at a fixed price of $0.75 per share until our Common Stock is quoted on the OTC Markets or exchange, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with OTC Markets, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers;
●	they contain different Offering sections;
●	they contain different Use of Proceeds sections;
●	a Selling Shareholders section is included in the Resale Prospectus;
●	they contain different Plan of Distribution sections;
●	the Dilution section is deleted from the Resale Prospectus;
●	they contain different outside back covers.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

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You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock.  We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus.  Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.  To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

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PROSPECTUS SUMMARY

The following summary highlights material information contained elsewhere in this prospectus.  This summary does not contain all of the information you should consider before investing in our common stock.  Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, the financial statements and the notes to the financial statements.  You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto.  Unless otherwise indicated, the terms the “Company,” “Nexscient,” “we,” “us,” and “our” refer and relate to Nexscient, Inc.

Corporate History and General Information about the Company

Nexscient, Inc. (the “Company”) is an early-stage company, which was incorporated in the State of Delaware on March 14, 2023.  Our fiscal year-end is June 30.  We are a development stage enterprise.  The Company is engaged in the business of developing and commercializing a Software as a Service platform that exploits Industrial Internet-of-Things (IIoT), Artificial Intelligence (AI), and Cloud-computing technologies to deliver an innovative solution for manufacturers and continuous production facilities in the industrial automation sector that helps reduce equipment failures, avoid unscheduled downtimes, decrease equipment maintenance costs, and improve overall equipment efficiencies.

Our principal office is located at 2029 Century Park East, Suite 400, Los Angeles, CA 90067.  Our telephone number is (310) 494-6620 and our e-mail contact is info@nexscient.com.  Our website can be viewed at https://nexscient.com/.  The Company has not filed for bankruptcy, receivership or any similar proceedings nor is in the process of filing for bankruptcy, receivership or any similar proceedings.

Company Overview

The Company was incorporated in the State of Delaware on March 14, 2023.  We intend to offer of a continuous, remote condition-based monitoring solution for manufacturers and continuous production facilities seeking to implement a Predictive Maintenance (PdM) program.  Our platform leverages the latest IIoT technology with edge processing, machine-learning/AI algorithms, and Cloud computing infrastructure to collect, diagnose and transmit critical information about machine health and performance.  Unlike other condition-monitoring programs on the market today, we take a unique approach by offering a remote, continuous monitoring solution that is autonomous and machine agnostic with no equipment purchase requirement.  Designed as a scalable, stand-alone solution, our solution does not depend on integration with any control or IT system for its data source.  Our design uses a mesh network of data collection nodes that are externally-mounted to the outer casing of the equipment being monitored and data is collected via three on-board sensors, including acoustic, vibration and temperature.  Compatible with virtually all rotating machinery, regardless of age, make, model or condition, the nodes collect and securely transmit pertinent data from the on-board sensors via a secure gateway to our Cloud-based analytics platform for processing and diagnosis.

Nexscient Cloud software uses rule-based logic, which incorporates anomaly detection and domain-level expertise to analyze the data and deliver immediate actionable insights and corrective recommendations without the reliance upon a large historical data set.  Contemporaneously, our advanced machine learning/AI algorithms combine streaming data with historical information to perform long-term assessments, such as root cause analysis and estimate remaining useful life.  Critical information about the machine’s health and performance are processed and analyzed in real-time.  Advance-warning alerts of impending issues are generated and transmitted to select maintenance personnel with recommended corrective procedures delivered as work orders.  An intuitive user interface displaying detailed information about alert conditions can be viewed for further investigation, via a Web browser or mobile device.  Our distinct advantage is realized through our ability to rapidly deploy a continuous remote monitoring solution that produces actionable insights with highly accurate predictions of incipient failures well in advance of their occurrence.

We believe Nexscient will offer significant improvements and innovations to be brought to the growing market for predictive maintenance by substantially improving efficacy, safety and cost.  We expect to drastically simplify the implementation of Predictive Maintenance programs by offering its machine health monitoring solution as a subscription-based service.  We intend to generate revenues initially through our subscription service and may generate additional revenues from premium service offerings as well as consulting services that will be offered directly to customers.

The proceeds of the Offering will largely be utilized for development and commercialization of the Nexscient Predictive Maintenance Platform, marketing of the service and software platform, and payroll expenses.  The Company plans to retain five full time staff and lease nominal executive office facilities in Los Angeles, California.  All legal, accounting, and shareholder relations may be outsourced to consultants as needed.  Business development is limited to developing and maintaining a website presence, and nominal travel and business expenses.

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Competition

We compete with an array of established and emerging vendors of condition-based monitoring products and services and IIOT-equipped devices. As organizations increasingly embrace predictive maintenance, IIoT and other new industrial automation technologies, an increasing number of companies offering machine monitoring products and services strive could result to fill the growing demand. The introduction of new technologies and market entrants will continue to fuel an intense competitive environment as companies seek solutions to predicting equipment failures and maintaining equipment performance. Our competitors include condition-based monitoring equipment vendors, diversified diagnostic equipment and services vendors, and providers of machine monitoring products that compete with some of the features present in our solution such as Fluke, Emerson, and Augury. We compete based on several factors, including product functionality; scope of offerings; performance; brand, reputation, and customer satisfaction; ease of implementation, use and service; price, scalability, reliability, and security. We believe that we will compete favorably with respect to these factors and are well positioned as an emerging provider of predictive maintenance solution, data analysis, and professional services.

Background

The Company had its genesis in Spring 2022 when our team of seasoned entrepreneurs and engineers with relevant backgrounds and experience in engineering, finance, and wireless communications, came together for the purpose of developing and commercializing a monitoring solution to exploit the benefits of acoustic and vibration analysis coupled with Industrial Internet of Things (IIOT), wireless mesh communications, Machine Learning/Artificial Intelligence (AI), and Cloud computing to address unmet needs of predictive equipment maintenance. While vibration analysis offered tremendous benefits for identifying potential problems with rotating machinery, we found that the vast majority of products on the market require a sizable capital investment with the purchase of diagnostic equipment and accessories; licensing, installation and upkeep of proprietary software; and specialized training of personnel. Furthermore, because of the manual nature of route-based, condition monitoring systems currently utilized methods, maintenance staff must patrol the factory on a regular basis, typically in 30 to 40-day intervals to manually collect measurement readings from the machines and then has to spend time for reviewing and analyzing the collected data.

Realizing the shortcomings of most existing products on the market and understanding that significant benefits of condition monitoring can truly be realized through an efficient, streamlined, and cost-effective solution, we decided to take a unique approach by developing a continuous monitoring solution as a subscription-based service - one that not only offered all of the benefits of condition-based monitoring diagnostic system through vibration and acoustic analysis, but also offered those benefits with (i) no upfront capital expense of equipment and software purchases; (ii) no need to update and maintain and update purchased diagnostic equipment and software, (iii) no requirement for specialized training of maintenance personnel; and (iv) no need for licensing, maintaining, and updating software. From a financial perspective, our solution is more affordable because it does not require upfront investment and shifts what would be a capital expenditure to an operating expense for the customer. For the Company, our business model provides a pathway to profitability through recurring stream of revenues that can be realized through a growing base of subscribers and subscriptions.

Our Growth Strategy

We believe the Nexscient Predictive Maintenance solution will be viewed by businesses as a cost-effective way to reduce maintenance costs while increasing productivity, giving them advance warning of potential machine failure allowing them to properly schedule maintenance and better manage their resources. One of the key differentiators in our marketing strategy is to emphasize the “no up-front cost” subscription feature because we provide all of the monitoring sensors as part of the subscription service, thereby eliminating a capital expenditure to the business's balance sheet. Management will emphasize speed in penetrating selected markets and implementing advertising and public relations campaigns. Financial results will be compiled and reported weekly so that gross and net margins can be reviewed and benchmarked against the competition. Marketing will be continually monitored and adjusted as needed to maximize market penetration and profitability. Cost control and brand management will be critical to the overall strategy.

Large untapped markets in Asia-Pacific and Middle East could offer growth opportunities to market players. The condition-based monitoring market in Asia-Pacific is displaying strong growth due to continuous infrastructure development and business expansions, especially in emerging countries, mainly China and India. The deregulation policy and a substantial increase in foreign direct investments (FDIs) in Asian countries also triggered the establishment of new businesses across many industries in the Asia-Pacific region. Moreover, the countries in the Middle East, primarily Saudi Arabia and Qatar, are also increasing the use of condition-based monitoring in the oil and gas sector.

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Recent Developments

On July 12, 2023, the Board appointed Mr. Michael J. Portera as a director and Chief Financial Officer of the Company.

Risks and Uncertainties facing the Company

As an early-stage company with a limited operating history, the Company has experienced losses since its inception. The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern. That is, the Company needs to create a source of revenue or locate additional financing in order to continue its developmental plans. As a development stage company, management of the Company has experience in developing technology similar to that planned by the Company but limitation in marketing and distributing such services and products on a broad scale.

One of the biggest challenges facing the Company is the ability to increase its sales revenue and raise adequate capital to develop and execute project opportunities.

Due to financial constraints, the Company has to date conducted limited operations. If the Company were unable to develop strong and reliable sources of funding for future growth opportunities, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s efforts are met with customer satisfaction in the marketplace and exhibit steady adoption of its solutions amongst the potential base of customers, neither of which are currently known or guaranteed.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board. See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

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SUMMARY OF THIS OFFERING

The Issuer	Nexscient, Inc.

Securities being offered

Up to 4,000,000 shares of Common Stock is being offered for sale by the Company, this collectively represents approximately 16.7% of the currently issued and outstanding shares of the Company's Common Stock, if the offering is fully subscribed.  Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES.”

Per Share Offering Price	$0.75

Duration of Offering	The Shares are offered for a period of one hundred and eighty (180) days from the effective date of this Prospectus, unless extended by our Board of Directors.

Common stock outstanding before the Offering Common stock outstanding after the Offering

There are 19,955,980 shares of Common Stock issued and outstanding.

Assuming we sell only shares of common stock in this Offering, there will be 23,955,980 shares of Common Stock issued and outstanding.

Net Proceeds to the Company

We will receive net proceeds of $3,000,000 if the offering is fully subscribed for all 4,000,000 shares of Common Stock at an offering price of $0.75 per Share.  The full subscription price will be payable at the time of subscription and accordingly, funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.  No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals.  If proceeds from this offering are insufficient, we may be required to seek additional capital.  No assurance can be given that we will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to us.

Use of Proceeds	The Company shall use the proceeds from the sale of the shares for working capital and general corporate purposes. and for strategic acquisitions. See “Use of Proceeds.”

Risk factors

An investment in our Common Stock involves a high degree of risk.  You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this Prospectus before investing in our Common Stock.  If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Currently, shares of our Common Stock are not publicly traded.  In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment.  In the event our Common Stock fails to become publicly traded, you may lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.  Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

RISKS RELATED TO THE OFFERING

Investing in the Company is a highly speculative investment and could result in the loss of your entire investment.

A purchase of the offered securities is significantly speculative and involves significant risks.  The offered securities should not be purchased by any person who cannot afford the loss of his or her entire purchase price.  The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives.  The stockholders of the Company may be unable to realize a substantial return on their purchase of the offered securities, or any return whatsoever, and may lose their entire investment in the Company.  For this reason, each prospective purchaser of the offered securities should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

The offering price of the offered securities has been arbitrarily determined by the Company and such offering price should not be used by an investor as an indicator of the fair market value of the offered securities.

Currently there is no public market for the Company’s common stock.  The offering price for the offered Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book, or other established criteria of value of the Company.  Thus, an investor should be aware that the offering price does not reflect the fair market price of the offered securities.

As there is no minimum for our offering, if only a few persons purchase shares, they could lose their investment.

Since there is no minimum with respect to the number of securities to be sold directly by the Company in this Offering, if only a few Shares are sold, we may not have enough capital to sustain our business.  In such an event, it is highly likely that any investment would be lost.  As such, proceeds from this Offering may not be sufficient to meet the objectives we state in this Prospectus, other corporate milestones that we may set, or to avoid a “going concern” modification in future reports of our auditors as to uncertainty with respect to our ability to continue as a going concern.  If we fail to raise sufficient capital, we expect to have to significantly decrease operating expenses, which will curtail the growth of our business.

The Company’s management has full discretion in allocating net proceeds from the Offering.

We have allocated the net proceeds of the Offering in the sum of $3,000,000 (assuming the sale of all 4,000,000 shares of Common Stock) to working capital and operational expenses of the Company.  As to such funds, investors will be relying on the judgment and discretion of the Company's management without specific information as to the uses, which are proposed to be made of such funds.  Further, we may use any portion of the net proceeds of the Offering to acquire and/or invest in businesses related to the business of the Company (see “Use of Proceeds”).

Investors in the offering will experience immediate dilution of the value of their shares.

Purchasers of the Shares will experience immediate dilution in the value of their Shares.  Dilution represents the difference between the price per share paid by investors and the net tangible book value per share immediately after completion of the Offering (see “Dilution”).  Net tangible book value per share is the net tangible assets of the Company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding.  As of June 30, 2023, the Company’s net tangible book value before the Offering was $0.01 per share.  Thus, if at some other time, shares had been sold by the Company at a price less than the $0.75 paid by purchasers of the Shares or had been issued by the Company for services or as other non-cash consideration, then the value of such investor Shares immediately after purchase would be less than the purchase price.  The Company has issued shares prior to the date of this Prospectus at a price less than $0.75.  In addition to the dilution described above, further dilution may result if additional shares of Common Stock are sold or issued in the future, including shares issued in connection with any subsequent financing or initial public offering.

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There is no firm commitment underwriting for the Offering.

We do not have a firm commitment underwriting for the Offering. The Company is offering its Shares for sale through its officers and directors on a “self-underwritten”, “best efforts” basis without compensation. Accordingly, there is no assurance that we will sell the maximum Shares offered or any amount. If all of the Shares offered hereby are not sold, the Company will be limited in its ability to conduct its business.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

We have a limited history of operations and unless we are able to successfully execute our business plan, our business and operating results will suffer, resulting in the complete failure of our business.

Nexscient, Inc. is a start-up company with limited assets and limited operating history. As such, we face the risks and problems associated with any business in its early stages with a limited operating history on which an evaluation of its prospects can be made. The likelihood of our success must be considered in light of the risks, problems, expenses and delays frequently encountered in connection with the formation of a new business in general, as well as the highly competitive environment in which the business is operating. To address these risks, we must, among other things, continue to respond to competitive developments, attract, retain and motivate qualified personnel, commercialize products, and implement and successfully execute our marketing strategy and advertising sales strategy. There can be no assurance that we will be successful in addressing such risks.

Our ability to operate the business successfully is dependent, in part, on a variety of factors, including our ability to expand our operations into new geographic areas as well as into existing and/or new market niches within our industry. In addition, the rate of growth may be dependent upon our ability to identify and negotiate favorable deals with strategic partners that will assist the Company in the development, marketing and sales of its products and services. There can be no assurance regarding whether or when we will implement the business plan successfully or that we will achieve profitability.

The Company has limited operating history of its own, and as such, any prospective investor can only assess the Company’s profitability or performance on a limited basis to date.

Because the Company is an early-stage company with limited operating history, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As a development-stage company, the Company may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early-stage business. An investor will be required to make an investment decision based solely on the Company management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry.

The Company has no revenues to date.

The Company has generated no revenues to date. Most of management’s time, and the Company’s limited resources have been spent on research and development of the Company’s condition monitoring and predictive analytics platform and developing its business strategy. Most of the activity has been centered in the following areas: researching potential opportunities, preparing a business model, hiring software development consultants and programmers, working with software developers and programmers, working with engineers and manufacturers of sensors and related hardware apparatus, selecting professional advisors, bookkeeping, accounting, corporate record keeping, seeking capital for the Company, and preparing this registration statement.

The proposed operations of the Company are speculative; there are no assurances that we will receive any revenue.

The success of the proposed business plan of the Company will depend to a great extent on the operations, financial condition, and management of the Company. Although the Company has a business plan and intends to execute its overall business strategy, limited operations have been conducted to date and the proposed operations of the Company remain speculative. Technology development generally may continue for years before any revenue is realized or generated, if at all.

11

Our current research and development efforts may not produce successful products or enhancements to our platform that result in significant revenue, cost savings or other benefits in the near future, if at all.

We must continue to dedicate significant financial and other resources to our research and development efforts if we are to maintain our competitive position. However, developing products and enhancements to our platform is expensive and time consuming, and there is no assurance that such activities will result in significant new marketable products or enhancements to our platform, design improvements, cost savings, revenue, or other expected benefits. If we spend significant resources on research and development and are unable to generate an adequate return on our investment, our business and results of operations may be materially and adversely affected.

The Company depends on its management team and employees to operate its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan. We presently expect each of our officers and directors to devote such amount of time as they reasonably believe is necessary to our business; our officers are currently working full time for the Company. We do not know if we would be able to replace the key executives and personnel with equally competent people in the event their services become unavailable (see "Management"). The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, particularly in its ability to develop, commercialize and further its business and products.

The Company’s business also depends on its ability to attract and retain talented software developers, engineers, product marketing and sales professionals. Any loss of key members of the team and the customer relationship associated with the member can impact the business significantly.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company is a development-stage company and it has limited operations to date. The Company will need to continue to generate revenue to achieve and maintain profitability. To become profitable, the Company must successfully develop its product sales and operate its business. These processes involve many factors that are beyond the Company’s control, including the type of competition that the Company may encounter. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may never actually generate revenues sufficient to cover operating expenses or become profitable.

Costs associated with our business, including software development and programming costs are not fixed and might increase, creating uncertainty about our ability to meet our plan of operations.

We have not established long-term contracts with our consultants or other third-party suppliers we intend to rely on. The lack of long-term contracts could result in an increase in what we pay these individuals for their services. An increase in the development costs will reduce our margins and might make our projects uneconomical, leading to the failure of our business.

We are in the development stage and have conducted no market research on the viability of our products or services. There is no guarantee that we will be able to sell enough of our products or services to generate a profit, and failure to become profitable will result in the failure of our business.

The market for our products and services is limited in scope and there is no assurance that our products or services will generate market acceptance and result in revenue. We have developed the products and services with no market research and there is no assurance that we will be able to respond to the rapidly evolving markets in the industrial automation market. The inability to sell our products or services will result in the failure of our business.

No assurance of market acceptance.

Even if the Company successfully markets, sells, and distributes its technology, products and services, there can be no assurance that the market reception will be positive for the Company or its offerings. The widespread adoption and use of the Company’s condition monitoring products and services will represent fundamental change in the industrial automation industry. As with any new technology, there is a substantial risk that potential customers may not accept the potential benefits of the Company’s products or services. Market acceptance of Company’s products will depend, in large part, upon the ability of Company to demonstrate the performance advantages and cost-effectiveness of its products over competing products. There can be no assurance that Company will be able to market its technology successfully on a widespread basis or that any of Company’s current or future products or services will be accepted in the marketplace. Furthermore, Company intends to develop products and systems and sell them at a price assumed by Company sufficient to generate a profit. Even if Company’s products and services are accepted in the industry, the market for its products may not be able to support Company’s pricing structure.

12

If the prices we charge for our services are unacceptable to our customers, our operating results will be harmed.

As the market for our services matures, or as new or existing competitors introduce new products or services that compete with ours, we may experience pricing pressure and be unable to renew our agreements with existing customers or attract new customers at prices that are consistent with our pricing model and operating budget. If this were to occur, it is possible that we would have to change our pricing model or reduce our prices, which could harm our revenue, gross margin, and operating results.

If the Company is unable to develop and introduce new products and improvements, the Company may be unable to compete in the marketplace.

The market for the Company’s condition monitoring products and services is characterized by evolving industry requirements. Accordingly, the Company’s future performance depends on a number of factors, including its ability to identify emerging technological trends in its target markets, to develop and maintain competitive products, to enhance its products by adding innovative features that differentiate the Company’s products from those of its competitors, and to manufacture and bring products to market quickly at cost-effective prices. There can be no assurance, however, that the Company will successfully complete the development of any products, that such products will achieve market acceptance that such products will receive regulatory approvals where required, that any required regulatory approvals will be received in a timely manner, or that such products can be produced at competitive prices, or at all. In the event that its products are not timely developed, do not gain market acceptance or cannot be manufactured at competitive prices, the Company’s business could be materially adversely affected.

Rapid growth will place a significant strain on our managerial, operational, and financial resources.

If we grow as planned, our growth will place a significant strain on our managerial, operational, and financial resources. To accommodate this growth, we must implement new or upgraded operating and financial systems, procedures and controls. We may not succeed in these efforts. Our failure to expand and integrate these areas in an efficient manner could have a material adverse effect on our business, financial condition, and results of operations. To develop our products and achieve success, we may need to identify, recruit, hire, and train a significant number of employees, particularly employees with relevant technical, marketing and sales backgrounds. These individuals are in high demand. We may not be able to attract such personnel. This could have a material adverse effect on the Company's business, financial condition, and results of operations.

The Company’s growth strategy through acquisitions may present additional risks.

From time-to-time Nexscient may undertake acquisitions consistent with its stated growth strategy. The successful implementation of acquisitions will depend on a range of factors including funding arrangements, geographic issues, staff continuity, compatibility of equipment and infrastructure and regulatory requirements. To the extent that acquisitions are not successfully integrated with the Company’s then existing businesses, the financial position and performance of the Company could be adversely affected. Depending on various factors affecting our business at the time of any future acquisition such as the Company’s share price, its financial position and performance and the nature of the acquisition, management may decide that it is in the best interests of the Company and its shareholders to fund the acquisition through the issue of further shares. If this were to occur, it may result in dilution of the ownership interests of its shareholders.

We may need to acquire licensing rights to certain proprietary technologies.

The Company may acquire licensing rights to certain technologies protected by patents and patents pending as part of its product development business plan. Our success will depend in significant part on our ability to obtain and maintain meaningful licenses for such patented and proprietary technologies. Patent law relating to the scope of claims in the technology fields in which we will license is still evolving. The degree of future protection for our licensed proprietary rights is uncertain. We will rely on license agreements to protect a significant part of the licensed intellectual property and to enhance our competitive position. While, we presently do not hold any licenses to patents or technologies pending patent applications, there is no assurance that will be able to obtain such licenses on terms acceptable to the Company. If we fail to obtain licenses for proprietary technologies, our ability to be commercially competitive will be materially impaired.

Production and manufacturing of our Nodes will be outsourced to a third-party contract manufacturer. We are also exploring other potential joint venture options for sourcing Nodes. If we don’t secure such contract manufacturer or establish a joint venture arrangement with a supplier to produce and deliver Nodes in a timely manner for any reason, our business, prospects, financial condition and results of operation could be materially harmed.

13

We expect to outsource the manufacturing of the Nexscient Nodes to a third-party contract manufacturer, which we may heavily rely upon. We are also exploring other potential joint venturing options with suppliers of nodes, in addition to the contract manufacturer. Collaboration with third parties, including joint ventures, for the manufacturing of Nodes is subject to risks that may be outside of our control. While we have a preliminary verbal understanding with a third-party contract manufacturer and joint venture partner, we have not entered into a legally binding definitive agreement with either the contract manufacturer or such joint venture partner. Failure to reach a memorandum of understanding and cooperation agreement or pursue other commercial arrangements (such as contract manufacturing or sale agreement) on terms acceptable to the Company at any time before any definitive agreements are signed may limit or have a material adverse effect on the Company and its ability to offer its services.

In addition, we may experience delays if such third-party contract manufacturing or joint venture partner does not meet agreed upon timelines or experiences capacity constraints. There is risk of potential disputes with business partners, and the Company could be affected by adverse publicity related to its business partners, whether or not such publicity is related to their collaboration with the Company. Our ability to successfully build a premium brand could also be adversely affected by perceptions if the quality of the third-contract manufacturing partners or joint venture’s products not related to the Company’s products are questioned. Furthermore, there can be no assurance that the Company will successfully ensure its manufacturing partners or joint ventures maintain appropriate quality standards, with any failure to do so adversely affecting quality, function, and customers’ perceptions of the Company’s products and services.

If we experience delays, disputes or other difficulties with third-party manufacturers or joint ventures partners that the Company outsources orders to, there can be no assurance that it would be able to engage other third parties or to establish or expand its own production capacity to meet the needs of its customers in a timely manner or on acceptable terms, or at all. The expense and time required to complete any transition, and to assure that Nexscient Nodes manufactured at facilities of new manufacturers comply with the Company’s design standards and other requirements may be greater than anticipated. Any of the foregoing could adversely affect our business, results of operations, financial condition and prospects.

To date, we have not generated revenues from operations, and we may have additional capital requirements to continue our operations, but they might not be available to us on favorable terms or at all, and if unavailable our ability to run our business will be impaired.

As of the date of this registration statement, we have limited working capital. As a result, it is impossible to expand our operations and we are totally dependent upon this Offering to sustain and grow our business. Although this registration statement contemplates raising $3,000,000, there is no assurance that this amount can be raised. If we were to only receive the minimum amount for this Offering, we would not have sufficient capital to fully implement our business strategy and would have to stagger our development. Assuming the sale of all 4,000,000 shares of common stock hereunder, the proceeds will be utilized over the next twelve months as specified in “Use of Proceeds.” We will require additional capital and resources to implement the growth strategies set forth in this registration statement. Adequate funds for the Company's future operating or capital needs, whether from additional financing, collaborative arrangements with joint venture partners, or other sources, may not be available when needed or on favorable terms, which would severely limit the company’s growth. If we are unable to generate sufficient revenues to cover operating expenses or raise additional funds, we are unlikely establish or maintain our business operations. We currently have no other plans or arrangements to raise capital for our business except for this Offering.

The Company’s success is dependent on current management, who may be unable to devote sufficient time to the development of the Company’s business plan, which could cause the business to fail.

The Company is heavily dependent on the management experience of our officers and directors. Currently there are no employment contracts by and between any officer/director/employee of the Company. If the Company lost any of its officers or directors, it would negatively impact and delay operations and there is no assurance that suitable replacements could be found. Currently, our officers are devoted full-time to the Company, but may not be able to continue to devote their full-time to the development of the Company’s business plan unless this Offering is successful. If management is required to find outside employment, they may not have sufficient time to devote to the Company and we would be unable to develop our business plan, resulting in the failure of our business.

14

The Company has a correspondingly small financial and accounting organization. Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company is an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. Once it becomes a public reporting company, the Company will become subject to the reporting requirements of the Securities Act of 1933 and Securities Exchange Act of 1934, under which we intend to register in the future and regulations promulgated thereunder, which entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

In their audited financial report, the Company’s independent auditors have issued added an explanatory paragraph that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern. The Company anticipates that it would need substantial capital over the next 12 months to continue as a going concern to expand its operations in accordance with its current business plan.

The Company may not be able to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company’s ability to fund future operations through additional financing from investors and/or lenders or through the sale of its securities or through development of its operations. Due to these and other factors, there is substantial doubt of the Company’s ability to continue as a going concern.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could harm our operating results.

As a public company, we will incur significant additional legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements. We also will incur costs associated with current corporate governance requirements, including requirements under Section 404 and other provisions of the Sarbanes-Oxley Act, as well as rules implemented by the Securities and Exchange Commission, or SEC, and the exchange on which we list our shares of common stock issued in this Offering. The expenses incurred by public companies for reporting and corporate governance purposes have increased dramatically in recent years. We expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time consuming and costly. We are unable to currently estimate these costs with any degree of certainty. We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage previously available. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers. Currently we do not have a system of checks and balances in place covering our financial operations and investors will bear the economic risk associated with the lack such oversight.

Because we do not have an audit committee, shareholders will have to rely on the directors, who are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  These functions are performed by the board of directors as a whole.  Most members of the Board of Directors are not independent directors.  Thus, there is a potential conflict in that the board members are also engaged in management and participates in decisions concerning management compensation and audit issues that may affect management performance.

15

Early failures would impair our ability to attract additional capital.

Our business model contemplates success from the development and deployment of the Company’s SaaS-delivered condition monitoring solutions . That is, we are anticipating revenue from these services to support the Company’s operations. In the event that our product and service offerings are not profitable, we will need to raise additional capital from outside investment. There are no guarantees that we will be able to raise such capital, or that if we are able to, that it will be on favorable terms. Early failures are likely to make such additional financing more “expensive” because investors are not likely to be willing to pay for “past mistakes.”

Government regulation could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

The Company's election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The recently enacted JOBS Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things: be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting; be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer; be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

16

If we are unable to sell additional products, subscriptions, and services, as well as renewals of our subscriptions and services, to our customers, our future revenue and operating results will be harmed.

As existing customers that purchase our platform subscriptions have limited contractual obligation to renew their subscriptions and support services after the initial contract period, and given our limited operating history, we may not be able to accurately predict our retention rates.  Our customers’ retention rates may decline or fluctuate as a result of a number of factors, including the level of their satisfaction with our platform, our customer support, customer budgets and the pricing of our platform compared with the products and services offered by our competitors.  If our customers renew their subscriptions, they may renew for shorter contract lengths or on other terms that are less economically beneficial to us.  We cannot assure you that our customers will renew their subscriptions, and if our customers do not renew their subscriptions or renew them on less favorable terms, our revenue may grow more slowly than expected, not grow at all, or even decline.

We also depend on our installed customer base for future support and maintenance of revenues.  We offer our service and support agreements for terms that generally range between one and three years.  If customers choose not to renew their support and maintenance agreements or seek to renegotiate the terms of their service and support agreements prior to renewing such agreements, our revenue may grow more slowly than expected, not grow at all, or even decline.

If we are unable to retain our customers, renew and expand our relationships with them, and add new customers, we may not be able to sustain revenue growth and we may not achieve or maintain profitability in the future.

We are a relatively new company with limited operating history.  Although we anticipate rapid growth based on our industry experience, we may not experience growth due to a myriad of factors and any success that we may experience will depend, in large part, on our ability to, among other things:

●	maintain, renew, and expand our customer base;
●	win new customers to our solutions;
●	increase revenues from existing customers through increased use of our products, subscriptions, and services within their organizations;
●	improve the capabilities of our products and subscriptions through research and development;
●	continue to develop our AI, IIOT and cloud-based, analytics solutions;
●	maintain the rate at which customers purchase our subscriptions and support;
●	continue to successfully expand our business domestically and internationally; and
●	successfully compete with other companies.

If we are unable to maintain consistent or increasing revenue growth or if our revenues decline, it may be difficult to achieve and maintain profitability and our business and financial results could be adversely affected.

If we are unable to increase sales to large organizations while mitigating the risks associated with serving such customers, our business, financial position, and results of operations may suffer.

Our growth strategy is dependent, in part, upon increasing sales of our solutions to commercial enterprises.  Sales to commercial customers involve risks that may not be present (or that are present to a lesser extent) with sales to retail customers.  These risks include:

●	increased purchasing power and leverage held by large customers in negotiating contractual arrangements with us;
●

more stringent or costly requirements imposed upon us in our support service contracts with such customers, including stricter support response times and penalties for any failure to meet support requirements;

●	more complicated implementation processes;
●

longer sales cycles and the associated risk that substantial time and resources may be spent on a potential customer that ultimately elects not to purchase our platform or purchases less than we hoped;

●	closer relationships with, and dependence upon, large technology companies who offer competitive products; and
●	more pressure for discounts and write-offs.

Fluctuating economic conditions make it difficult to predict revenue for a particular period, and a shortfall in revenue may harm our business and operating results.

Our revenue depends significantly on general economic conditions and the demand for services in the industrial automation market. Economic weakness, customer financial difficulties, and constrained spending on equipment condition monitoring may result in decreased revenue and earnings. Such factors could make it difficult to accurately forecast our sales and operating results and could negatively affect our ability to provide accurate forecasts to our contract manufacturers and manage our inventory purchases, contract manufacturer relationships and other costs and expenses. General economic weakness may lead to longer collection cycles for payments due from our customers, an increase in customer bad debt, restructuring initiatives and associated expenses, and impairment of investments. Furthermore, the continued uncertainty in worldwide credit markets may adversely impact the ability of our customers to adequately fund their expected capital expenditures, which could lead to delays or cancellations of planned purchases of our platform.

17

Uncertainty about future economic conditions also makes it difficult to forecast operating results and to make decisions about future investments. Future or continued economic weakness for us or our customers, failure of our customers and markets to recover from such weakness, customer financial difficulties, and reductions in spending on equipment condition monitoring services could have a material adverse effect on demand for our platform and consequently on our business, financial condition, and results of operations.

Claims by others that we infringe their proprietary technology or other rights could harm our business.

Technology companies frequently enter into litigation based on allegations of patent infringement or other violations of intellectual property rights. In addition, patent holding companies seek to monetize patents they have purchased or otherwise obtained. As we face increasing competition and gain an increasingly higher profile, the possibility of intellectual property rights claims against us grows. From time to time, third parties may assert, and we expect that third parties will assert, claims of infringement of intellectual property rights against us. Third parties may in the future also assert claims against our customers or channel partners, whom our standard license and other agreements obligate us to indemnify against claims that our products infringe the intellectual property rights of third parties. While we intend to increase the size of our patent portfolio, many of our competitors and others may now and in the future have significantly larger and more mature patent portfolios than we have. In addition, future litigation may involve patent holding companies or other patent owners who have no relevant product offerings or revenue and against whom our own patents may therefore provide little or no deterrence or protection. Any claim of intellectual property infringement by a third party, even a claim without merit, could cause us to incur substantial costs defending against such claim, could distract our management from our business and could require us to cease use of such intellectual property.

Although third parties may offer a license to their technology or other intellectual property, the terms of any offered license may not be acceptable, and the failure to obtain a license or the costs associated with any license could cause our business, financial condition, and results of operations to be materially and adversely affected. We may also be subject to additional fees or be required to obtain new licenses if any of our licensors allege that we have not properly paid for such licenses or that we have improperly used the technologies under such licenses. In addition, some licenses may be non-exclusive, and therefore our competitors may have access to the same technology licensed to us. If a third party does not offer us a license to its technology or other intellectual property on reasonable terms, or at all, we could be enjoined from continued use of such intellectual property. As a result, we may be required to develop alternative, non-infringing technology, which could require significant time (during which we could be unable to continue to offer our affected products, subscriptions, or services), effort, and expense and may ultimately not be successful. Furthermore, a successful claimant could secure a judgment, or we may agree to a settlement that prevents us from distributing certain products, providing certain subscriptions, or performing certain services or that requires us to pay substantial damages, royalties, or other fees. Any of these events could harm our business, financial condition, and results of operations.

The Company is not aware of any material violation or infringement of the intellectual property rights of others. Nevertheless, there can be no assurance that in its development of protocols, logos, and methods, Nexscient may inadvertently infringe the intellectual property rights of others, or others may assert infringement claims against the Company. Such claims against the Company, even if untrue or baseless, could result in significant egal and other costs and may be a distraction to its management. Adverse determinations in such litigation could result in loss of proprietary rights or subject Nexscient to significant liabilities. As a result, the Company’s financial and operating results may be adversely affected.

If organizations do not adopt cloud-based SaaS-delivered monitoring solutions, our ability to grow our business and results of operations may be adversely affected.

We believe our future success will depend in large part on the growth, if any, in the market for cloud-based SaaS-delivered condition monitoring solutions. The use of SaaS solutions to manage and automate condition monitoring of equipment is at an early stage and rapidly evolving. As such, it is difficult to predict its potential growth, if any, customer adoption and retention rates, customer demand for our solutions, or the success of existing competitive products. Any expansion in our market depends on a number of factors, including the cost, performance, and perceived value associated with our solutions and those of our competitors. If our solutions do not achieve widespread adoption or there is a reduction in demand for our solutions due to a lack of customer acceptance, technological challenges, competing products, privacy concerns, decreases in corporate spending, weakening economic conditions or otherwise, it could result in early terminations, reduced customer retention rates, or decreased revenue, any of which would adversely affect our business, results of operations, and financial results. We do not know whether the trend in adoption of cloud-based SaaS-delivered condition monitoring solutions we have experienced in the past will continue in the future. Furthermore, if we or other SaaS condition monitoring providers experience security incidents, loss or disclosure of customer data, disruptions in delivery, or other problems, the market for SaaS solutions, including our condition monitoring solutions, may be negatively affected. You should consider our business and prospects in light of the risks and difficulties we encounter in this new and evolving market.

18

The Company faces market risk from other players in the industry.

We expect our greatest competition to be from existing analytical test equipment, computerized maintenance management systems, and related companies in the market today.  These industry segments are highly competitive and includes numerous manufactures, distributors, marketers that actively compete for the business of consumers both in the United States and abroad.  Additionally, there are several other companies currently marketing similar monitoring services and related company products, many of which have established market presence both domestically and internationally.  Some or all of these companies have greater financial resources than those available to the Company and have established market positions which the Company may be unable to effectively compete with.  As a result, the Company’s ability to remain competitive depends in part upon the successful introduction and consumer acceptance of its products and services.  The principal competitive factors affecting the market for our products include product performance, reliability, timeliness, scalability, ease of use, price, and distribution capabilities.  There can be no assurance that the Company will be able to compete successfully against current and future competitors based on these and other factors. Any failure to adapt to these changing technologies may have a material adverse effect on the Company's business, financial condition, and results of operations.

                We will operate in a competitive industry.

The growth in the industrial automation industry may result in potential competitors to the Company entering the market.  Many of our potential competitors may be large, well-financed and established companies that have greater financial and marketing resources than does the Company.  Our ability to compete effectively is dependent upon, among other things, our ability to form strategic development and marketing relationships with major companies that participate in markets relevant to the Company's products.  No assurance can be given that we will be successful in these efforts.  We plan to offer our resulting products and services in several distinct markets, all of which contain potential competitors, which may be large, well-financed and established companies that have greater financial and marketing resources than does the Company.  There are several purveyors of condition monitoring solutions offering many products on the market today.  Our ability to compete effectively is dependent upon, among other things, our ability to develop and market our products and services to customers in markets relevant to our solutions.  No assurance can be given that we will be successful in these efforts.

We face intense competition and could lose market share to our competitors, which could adversely affect our business, financial condition, and results of operations.

The market for industrial automation and condition-based monitoring products and services is intensely competitive and characterized by rapid changes in technology, customer requirements, industry standards, and frequent new product introductions and improvements.  We anticipate continued challenges from current competitors, which in many cases are more established and enjoy greater resources than us, as well as by new entrants into the industry.  If we are unable to anticipate or effectively react to these competitive challenges, our competitive position could weaken, and we could experience a decline in our growth rate or revenue that could adversely affect our business and results of operations.

Our competitors and potential competitors include condition monitoring equipment vendors of greater size such as Fluke, Emerson, and Augury that may emulate or integrate certain features similar to ours into their own products; test equipment vendors that offer products or features that claim to perform similar functions to our platform; small and large companies, including new market entrants, that offer niche monitoring solutions that compete with some of the features present in our solutions; and other providers of condition-based monitoring services.  Other equipment providers offer, and may continue to introduce, remote monitoring features that compete with our platform, either in stand-alone products or as additional services in their network infrastructure offerings.  Many of our existing competitors have, and some of our potential competitors could have, substantial competitive advantages such as:

●	greater name recognition, longer operating histories, and larger customer bases;
●	larger sales and marketing budgets and resources;
●	broader distribution and established relationships with channel and distribution partners and customers;
●	greater customer support resources;
●	greater resources to make acquisitions or enter into strategic partnerships;
●	lower labor and research and development costs;
●	larger and more mature intellectual property portfolios; and
●	substantially greater financial, technical, and other resources.

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In addition, some of our competitors have substantially broader product offerings and may be able to leverage their relationships with distribution partners and customers based on other products or incorporate functionality into existing products to gain business in a manner that discourages users from purchasing our products, subscriptions, and services, including by selling at zero or negative margins, product bundling or offering closed technology platforms.  Potential customers may also prefer to purchase from their existing suppliers rather than a new supplier regardless of product performance or features.  As a result, even if the features of our platform are superior, customers may not purchase our products.  In addition, new innovative start-up companies, and larger companies that are making significant investments in research and development, may invent similar or superior products and technologies that compete with our platform.  Our current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources.  Further, as our customers refresh the condition monitoring products bought in prior years, they may seek to consolidate vendors, which may result in current customers choosing to purchase products from our competitors on an ongoing basis.

Some of our competitors have made or could make acquisitions of businesses that allow them to offer more competitive and comprehensive solutions.  As a result of such acquisitions, our current or potential competitors may accelerate the adoption of new technologies that better address end-customer needs, devote greater resources to bring these products and services to market, initiate or withstand substantial price competition, or develop and expand their product and service offerings more quickly than we do.  These competitive pressures in our market or our failure to compete effectively may result in price reductions, fewer orders, reduced revenue and gross margins, and loss of market share.  If we are unable to compete successfully, or if competing successfully requires us to take costly actions in response to the actions of our competitors, our business, financial condition, and results of operations could be adversely affected.

Real or perceived defects, errors or vulnerabilities in our products or services, the misconfiguration of our products, the failure of our products or services to identify incipient issues, or the failure of customers to take action on issues identified by our products or services could harm our reputation and adversely impact our business, financial position and results of operations.

Because our products and services are complex, they have contained and may contain design or manufacturing defects or errors that are not detected until after their deployment. Our products also provide our customers with the ability to customize a multitude of settings, and it is possible that a customer could misconfigure our products or otherwise fail to configure our products in an optimal manner.  Such defects and misconfigurations of our products could cause our products or services to be vulnerable to missed identification of incipient issues, cause equipment to fail, or temporarily interrupt the operations of our customers. In addition, because the techniques used to detect, analyze and send notifications are still developing and generally are not recognized until sufficient data has been accrued, there is a risk that an undetected issue could emerge that our products and services are unable to detect or prevent.  In addition, defects or errors in our subscription updates or our products could result in a failure of our subscriptions to effectively update customers' hardware and cloud-based products.  Our data centers and networks may experience technical failures and downtime, may fail to distribute appropriate updates, or may fail to meet the increased requirements of a growing installed customer base, any of which could temporarily or permanently expose our customers’ equipment, leaving their them unmonitored, which could lead to eventual failure.  Similarly, if we inadvertently update our products with an erroneous configuration or untested detection content, invalid detections or product downtime could occur.  Any of these situations could result in negative publicity to us, damage to our reputation, declining sales, increased expenses, and customer relations issues, and therefore adversely impact our business, financial position and results of operations.

In addition, we cannot assure you that any limitation of liability provisions in our customer agreements, contracts with third-party vendors and service providers or other contracts would be enforceable or adequate or would otherwise protect us from any liabilities or damages with respect to any particular claim relating to equipment failure or other condition-related matter.  While our insurance policies expect to include liability coverage for certain of these matters, if we experienced a widespread incident that impacted a significant number of our customers to whom we owe indemnity obligations, we could be subject to indemnity claims or other damages that exceed our insurance coverage.  We also cannot be certain that our insurance coverage will be adequate for such liabilities actually incurred, that insurance will continue to be available to us on economically reasonable terms, or at all, or that any future claim will not be excluded or otherwise be denied coverage by any insurer.  The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our business, including our financial condition, operating results, and reputation.

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Any real or perceived defects, errors or vulnerabilities in our products and services, or any other failure of our products and services to detect an incipient issue, could result in:

●	a loss of existing or potential customers or channel partners;
●	delayed or lost revenue and harm to our financial condition and results of operations;
●	a delay in attaining, or the failure to attain, market acceptance;
●

the expenditure of significant financial and product development resources in efforts to analyze, correct, eliminate, or work around errors or defects, or to identify and ramp up production with alternative third-party manufacturers;

●	an increase in warranty and other claims, or an increase in the cost of servicing warranty and other claims, either of which would adversely affect our gross margins;
●	harm to our reputation or brand; and
●	claims and litigation, regulatory inquiries, or investigations, enforcement actions, and other claims and liabilities, all of which may be costly and burdensome and further harm our reputation.

If we do not accurately anticipate and respond promptly to changes in our customers’ technologies, business plans or equipment-monitoring needs, our competitive position and prospects could be harmed.

The industrial automation market has grown quickly and is expected to continue to evolve rapidly. Moreover, many of our customers operate in markets characterized by rapidly changing technologies and business plans, which require them to adapt to increasingly complex manufacturing environments, incorporating a variety of hardware, software applications, operating systems and networking protocols. As their technologies and business plans grow more complex, we expect these customers to face an increasing number of equipment failures. We face significant challenges in ensuring that our platform effectively identifies and responds to these incipient issues without disrupting our customers’ operations or performance.

We have identified a number of new products and enhancements to that we believe are important to our success in the industrial automation market, including our predictive maintenance platform and remote monitoring solutions. There can be no assurance that we will be successful in developing and marketing, on a timely basis, such new products or enhancements or that our new products or enhancements will adequately address the changing needs of the marketplace. We may experience unanticipated delays in the availability of new products and enhancements to our platform and fail to meet customer expectations with respect to the timing of such availability. If we do not quickly respond to the rapidly changing and rigorous needs of our customers by developing, releasing and making available on a timely basis new products and enhancements to our platform, such as our threat intelligence platform and enhancements to our monitoring solutions, that can adequately respond to incipient equipment issues and our customers’ needs, our competitive position and business prospects will be harmed. Furthermore, from time to time, we or our competitors may announce new products with capabilities or technologies that could have the potential to replace or shorten the life cycles of our existing products. There can be no assurance that announcements of new products will not cause customers to defer purchasing our existing products.

Additionally, the process of developing new technology is expensive, complex, and uncertain. The success of new products and enhancements depends on several factors, including appropriate component costs, timely completion and introduction, differentiation of new products and enhancements from those of our competitors, and market acceptance. To maintain our competitive position, we must continue to commit significant resources to developing new products or enhancements to our platform before knowing whether these investments will be cost-effective or achieve the intended results. There can be no assurance that we will successfully identify new product opportunities, develop, and bring new products or enhancements to market in a timely manner, or achieve market acceptance of our platform, or that products and technologies developed by others will not render our platform obsolete or noncompetitive. If we expend significant resources on researching and developing products or enhancements to our platform and such products or enhancements are not successful, our business, financial position and results of operations may be adversely affected.

War, terrorism, other acts of violence or natural or manmade disasters such as a global pandemic may affect the markets in which the Company operates, the Company’s customers, the Company’s delivery of products and customer service, and could have a material adverse impact on our business, results of operations, or financial condition.

The Company’s business may be adversely affected by instability, disruption, or destruction in a geographic region in which it operates, regardless of cause, including war, terrorism, riot, civil insurrection or social unrest, and natural or manmade disasters, including famine, food, fire, earthquake, storm or pandemic events and spread of disease (including the recent outbreak of the coronavirus commonly referred to as “COVID- 19”). Such events may cause customers to suspend their decisions on using the Company’s products and services and give rise to sudden significant changes in regional and global economic conditions and cycles that could interfere with purchases of goods or services. These events also pose significant risks to the Company’s personnel and operations, which could materially adversely affect the Company’s financial results.

Any significant disruption to communications and travel, including travel restrictions and other potential protective quarantine measures against COVID-19 by governmental agencies, could make it difficult for the Company to deliver goods services to its customers. War, riots, or other disasters may increase the need for our products and demand may make it difficult for use to provide products to customers. Further, travel restrictions and protective measures against pandemics, like COVID-19, could cause the Company to incur additional unexpected labor costs and expenses or could restrain the Company’s ability to retain the highly skilled personnel the Company needs for its operations. The extent to which health concerns, like COVID-19, impacts the Company’s business, sales and results of operations will depend on future developments, which are highly uncertain and cannot be predicted.

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RISKS ASSOCIATED WITH OUR COMMON STOCK

There is presently no market for the Company’s common stock.

A market does not presently exist for the Company’s securities (the “Securities”), and no assurances can be given that a market will ever develop. Consequently, holders of the Securities offered hereby may not be able to liquidate their investment in the Company in a timely manner or at any time, and such Securities will not be readily acceptable as collateral for loans. Although we may endeavor to establish a trading market for the Company’s securities at an unspecified future date, no assurances can be given that we will be successful in our efforts. Further, even if we establish a trading market, no assurances can be given as to the timing of such event or whether the market, if established, will be sufficiently liquid to enable the investor to liquidate his investment in the Company. Finally, if a market is developed for the Company’s securities through a public offering, the holders of the Securities offered hereby, as a condition to such offering, may be required to enter into an agreement not to sell or otherwise transfer their stock for a significant period of time following the public offering (see “Description of Securities”).

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their Shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

The officers and directors of the Company have controlling interest in the Company.

Currently there are issued and outstanding 19,955,980 shares of Common Stock of which 12,273,000 shares of Common Stock are issued to the officers and directors of the Company. The holders of the Common Stock are entitled to one (1) vote per share so that presently, management control shares of Common Stock that are entitled to 12,273,000 votes or 61.50% of the issued and outstanding voting shares. At the completion of this Offering, assuming the sale of all 4,000,000 shares of Common Stock being offered hereby there will be issued and outstanding 23,955,980 shares of Common Stock, of which management will then have approximately 51.23% of such voting power. Additionally, should the Company issue additional shares of Common Stock the purchasers in this Offering would be further diluted in voting control (see “Management,” “Principal Shareholders” and “Description of Securities”).

We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company, and which may dilute our share value.

Our Certificate of Incorporation authorize the issuance of 75,000,000 shares of Common Stock, par value $0.001 per share and 10,000,000 shares of authorized but undesignated shares of Preferred Stock, par value $0.001 per share. The future issuance of all or part of our remaining authorized Common Stock or the designation and subsequent issuance of any Preferred Stock may result in substantial dilution to our then existing stockholders. We may value any stock issued in the future on an arbitrary basis. The issuance of our stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our stock.

An active trading market for our common stock may never develop or be sustained.

We cannot assure you that an active trading market for our Common Stock will develop in the future or, if developed, that any market will be sustained. Accordingly, you may be required to hold your Shares indefinitely or to sell them at a price that does not meet your expectations, if at all.

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The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

●	Competition;
●	Additions or departures of key personnel;
●	The Company’s ability to execute its business plan;
●	Operating results that fall below expectations;
●	Loss of any strategic relationship;
●	Industry developments;
●	Economic and other external factors; and
●	Period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low-priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s Securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing (currently, the Company does not have an arrangement with any such market maker to qualify the Company’s securities for quotation on the OTC Bulletin Board). Moreover, the Company does not know if it will be successful in such application for quotation on the OTC bulletin board, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so. If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities quoted by the OTC Markets Group’s Pink Open Market., real-time quotation service for over-the-counter equities.

Shares of common stock in the Company are subject to resale restrictions imposed by Rule 144 of the Securities and Exchange Commission.

The shares of common stock held by current shareholders are “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities can be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months (6 months if registered under the Exchange Act). Unregistered shares of the Company’s common stock held by current shareholders are subject to Rule 144 resale restrictions; provided, however, investors participating in the Offering are not subject to such resale limitations.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward‑looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward‑looking statements. The forward‑looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward‑looking statements. Forward‑looking statements include, but are not limited to, statements about:

●	our goals and strategies;
●	our future business development, financial condition and results of operations;
●	expected changes in our revenue, costs or expenditures;
●	growth of and competition trends in our industry;
●	our expectations regarding demand for, and market acceptance of, our products;
●	our expectations regarding our relationships with investors, institutional funding partners and other parties with whom we collaborate;
●	our expectation regarding the use of proceeds from this offering;
●	fluctuations in general economic and business conditions in the markets in which we operate; and
●	relevant government policies and regulations relating to our industry.

In some cases, you can identify forward‑looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward‑looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors”. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward‑looking statements. No forward‑looking statement is a guarantee of future performance.

The forward‑looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Although we will become a public company after this offering and have ongoing disclosure obligations under United States federal securities laws, we do not intend to update or otherwise revise the forward‑looking statements in this prospectus, whether as a result of new information, future events or otherwise.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In determining the number of shares to be offered and the Offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plan. Accordingly, the Offering price should not be considered an indication of the actual value of our securities. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

Our offering is being made in a direct public offering without the involvement of underwriters or broker-dealers. We intend to disburse the proceeds from this offering in the priority set forth below within the first 12 months after successful completion of this offering.

Not taking into account any possible additional funding or revenues, we intend to use the proceeds from this offering as follows. The following chart indicates the approximate amount of funds that we will allocate to each item, but does not indicate the total fee/cost of each item. The amount of proceeds we allocate to each item is dependent upon the amount of proceeds we receive from this offering:

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If we sell all of the Shares being offered, our net proceeds will be $3,000,000. If the Offering is fully subscribed, the proceeds will be applied in the manner described below. If less than the full numbers of shares are subscribed, the proceeds will be applied in the order of priority listed. If we are only to receive between $0 and $750,000, we would need to amend our business plan. The following table sets forth a breakdown of the estimated use of the net proceeds as we currently expect to use them, assuming the sale of 25%, 50%, 75% and 100% of the Shares offered for sale in this Offering:

Assumed Percentage of Shares Sold	25% Shares Sold	50% Shares Sold	75% Shares Sold	100% Shares Sold
GROSS PROCEEDS FROM OFFERING	$750,000	$1,500,000	$2,250,000	$3,000,000
LESS OFFERING EXPENSES
Legal, Accounting & Professional Fees	45,000	45,000	45,000	45,000
Miscellaneous	15,000	15,000	15,000	15,000
SUBTOTAL	60,000	60,000	60,000	60,000
LESS USE OF PROCEEDS
Capital Purchases (1)	80,000	150,000	200,000	420,000
Contractors (2)	70,000	200,000	350,000	450,000
General & Administrative (3)	100,000	220,000	270,000	300,000
Marketing & Promotion (4)	100,000	150,000	320,000	400,000
Research & Development (5)	140,000	220,000	400,000	520,000
Wages & Benefits (6)	200,000	500,000	650,000	850,000
SUBTOTAL	690,000	1,440,000	2,190,000	2,940,000
TOTAL	$750,000	$1,500,000	$2,250,000	$3,000,000

The above figures represent only estimated costs.  As indicated in the table above, if we sell only 25%, or 50%, or 75% of the Shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the Shares, and in approximately the same proportions.  However, the lower our net proceeds, the less we would expect to use the funds in the expenditure caries.

(1)	Capital Purchases - This may include but is not limited to purchase of sensor nodes, test equipment, computers, computer monitors, laptops, cell phones, routers, and servers;

(2)	Contractors - This may include but is not limited to contractor services for content writing, sales representatives, technical & engineering support staff, network engineers, and administrative staff;

(3)

General & Administrative - This may include, but is not be limited to rent, insurance, Internet, office equipment, office supplies, postage, subscriptions, overnight delivery services, telephone, utilities, website hosting;

(4)

Marketing & Promotion - This may include but is not limited to development of corporate presentations, graphic design services, document printing, conference attendance fees, website design, speaking engagements and industry support initiatives;

(5)

Research & Development - This may include but is not limited to software developer contractor costs, rental of development equipment, software licenses for development purposes, purchase of hardware devices for testing; and

(6)

Wages & Benefits - We anticipate meeting all staffing need through a combination of outside third-party service providers (contractors) and salaried employees. Some of our officers and directors will only be able to devote a limited amount of time to the development of our business unless this Offering is successful. At 25% of the proceeds, we estimate it will be able to accommodate up to two employees; at 50% of the proceeds, we will be able to accommodate up to 4-7 employees and at 75-100% of the proceeds, we estimate we can accommodate a staff of up to 7-10 people.

In the event we do not sell all of the Shares being offered, we may seek additional financing to support the intended use of proceeds discussed above.  If we secure additional equity funding, investors in this offering would be diluted.  In all events, there can be no assurance that additional financing would be available when needed and, if available, on terms acceptable to us.

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DIVIDEND POLICY

We have not paid any dividends on our common stock since inception and we currently expect that, in the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

As of September 15, 2023, Nexscient, Inc. has issued and outstanding 19,955,980 shares of Common Stock. The Company is registering an additional 4,000,000 shares of its Common Stock for sale at the price of $0.75 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company’s selling efforts in the offering, our officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in the sale of the securities of such issuer.

Our officers and directors meet the conditions of the Rule 3a4-1 exemption, as: (1) they are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act; (2) they will not be compensated in connection with their participation in the direct public offering or resale offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities; and (3) they will not be associated persons of a broker or dealer at the time of their participation in the direct public offering and resale offering. Further, our officers and directors: (1) at the end of the offerings, will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities; (2) are not, nor have been within the preceding 12 months, a broker or dealer, and they are not, nor have they been within the preceding 12 months, an associated person of a broker or dealer; and (3) they have not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past 12 months and they have not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale, an exemption from such registration is available, or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Offering Period and Expiration Date

This offering will start on the date of this Prospectus and continue for a period of up to 180 days, unless extended by our board of directors for an additional 90 days.

Concurrent Offering

The Company will be offering shares of the Company’s Common Stock under the direct public offering at the same time that the Selling Shareholders may be offering shares of the Company’s Common Stock under the resale offering. The Selling Shareholders do not include any of our officers and directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

(1)	execute and deliver a Subscription Agreement; and

(2)	deliver a check, certified funds or cash by wire transfer of immediately available funds directly to the Company for acceptance or rejection.

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The Subscription Agreement requires you to disclose your name, address, social security number, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All subscriptions must be funded by wire transfer or by check made payable to “Nexscient, Inc.”

Acceptance of Subscriptions

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

No Minimum Subscription

There is no minimum number of shares that must be sold under the offering.  As such, there is no guarantee that the Company will raise any funds from the offering.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system.  The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

●	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
●	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
●	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
●	contains a toll-free telephone number for inquiries on disciplinary actions;
●	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
●	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

●	bid and offer quotations for the penny stock;
●	details of the compensation of the broker-dealer and its salesperson in the transaction;
●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
●	monthly account statements showing the market value of each penny stock held in the customer’s account.

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In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Registration Rights

We have not granted registration rights to any persons.

DILUTION

Net tangible book value per share represents the amount of the Company’s tangible assets less total liabilities, divided by 19,955,980 shares of Common Stock outstanding as of June 30, 2023 pursuant to the financials enclosed herein. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of the Shares in this offering assuming the offering price of $0.75 per share of Common Stock and the pro forma net tangible book value per share of Common Stock immediately after completion of the offering.

After giving effect to the sale of the 4,000,000 shares offered by the Company hereunder, at an Offering Price of $0.75 per share the pro forma net tangible book value of the Company at June 30, 2023, would have been $0.152 per share, representing an immediate increase in tangible book value of $0.143 per share to existing shareholders and an immediate dilution of $0.598 per share to purchasers of the Shares.

The following table illustrates the foregoing information with respect to new investors on a per share basis:

	4,000,000 Shares (100%)	3,000,000 Shares (75%)	2,000,000 Shares (50%)	1,000,000 Shares (25%)	400,000 Shares (10%)
Offering price per share	$0.75	0.75	0.75	0.75	0.75
Net tangible book value per share before Offering	$0.010	0.010	0.010	0.010	0.010
Increase per share attributable to new investors	$0.143	0.112	0.078	0.040	0.015
Pro forma net tangible book value per share after Offering	$0.152	0.121	0.087	0.050	0.025
Dilution per share to new investors	$0.598	0.629	0.663	0.700	0.725

DESCRIPTION OF PROPERTY

Our executive offices are located at 2029 Century Park East, Suite 400, Los Angeles, CA 90067. We signed an office service agreement with Regus Management Group, LLC for mailbox plus virtual office and workstation. However, once we expand our business to a significant degree, we will have to lease office space. We do not foresee any significant difficulties in obtaining any required office space. We do not currently own any real property.

DESCRIPTION OF SECURITIES

Common Stock and Preferred Stock

Our Amended and Restated Certificate of Incorporation authorize us to issue up to eighty-five million (85,000,000) shares, consisting of: (i) seventy-five million (75,000,000) shares of Common Stock, par value $0.001 per share (the “Common Stock”); and (ii) 10,000,000 shares of blank check Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

Our Certificate of incorporation authorize our board, without stockholder approval, to issue up to 10,000,000 shares of Preferred Stock in one or more series, to determine the designations and the powers, preferences and rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors has the discretion to issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of Common Stock and which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

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The following statements relating to the capital stock set forth the material terms of the securities of the Company. Reference is also made to the more detailed provisions of the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Voting Rights

Except as otherwise required by law or as may be provided by the resolutions of the board of directors authorizing the issuance of Common Stock, all rights to vote and all voting power shall be vested in the holders of Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote.

No Cumulative Voting

Except as may be provided by the resolutions of the board of directors authorizing the issuance of Common Stock, cumulative voting by any shareholder is expressly denied.

No Preemptive Rights

Preemptive rights shall not exist with respect to shares of Common Stock or securities convertible into shares of Common Stock of the Company.

Dividends

We have not paid any cash dividends on our Common Stock since inception and presently anticipate that all earnings, if any, will be retained for development of our business and that no dividends on our Common Stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on our Common Stock will be paid in the future.

Rights upon Liquidation, Dissolution or Winding-Up of the Company

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the remaining net assets of the Company shall be distributed pro rata to the holders of the Common Stock.

Warrants and Options

The Company has not issued any warrants or options.

Holders

As of September 15, 2023, we have 19,955,980 issued and outstanding shares of Common Stock, which are held by 73 shareholders of record.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

Transfer Agent and Registrar

Nexscient, Inc. has appointed VStock Transfer, LLC as its transfer agent. VStock’s address is 18 Lafayette Place, Woodmere, NY 11598. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

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No Public Market for Common Stock

There is currently no public trading market for our Common Stock and no such market may ever develop. While we intend to seek and obtain quotation of our Common Stock for trading on the OTC Markets (“OTCQB”), there is no assurance that our application will be approved. An application for quotation on the OTCQB must be submitted by one or more market makers who: 1) are approved by the Financial Industry Regulatory Authority (“FINRA”); 2) who agree to sponsor the security; and 3) who demonstrate compliance with SEC Rule 15(c)2-11 before initiating a quote in a security on the OTCQB. In order for a security to be eligible for quotation by a market maker on the OTCQB, the security must be registered with the SEC and the company must be current in its required filings with the SEC. There are no listing requirements for the OTCQB and accordingly no financial or minimum bid price requirements. We intend to cause a market maker to submit an application for quotation to the OTCQB upon the effectiveness of this Registration Statement of which this Prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

In certain cases, the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. In general, there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Additional Information

We refer you to our Certificate of Incorporation, Bylaws, and the applicable provisions of the Delaware Revised Statues for a more complete description of the rights and liabilities of holders of our securities.

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INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

The Company Overview

Nexscient, Inc. is early-stage company engaged in the business of developing a Software as a Service (Saas) platform for commercialization that intends to exploit Industrial Internet-of-Things (IIoT), Artificial Intelligence (AI), and Cloud-computing technologies to deliver an innovative solution for manufacturers and continuous production facilities in the industrial automation sector that helps reduce equipment failures, avoid unscheduled downtimes, decrease equipment maintenance costs, and improve overall equipment efficiencies. The platform is currently under development.

Corporate History and General Information about the Company

Nexscient, Inc. was incorporated in the State of Delaware on March 14, 2023. Our fiscal year end is June 30. We are a development stage enterprise. Our principal office is located at 2029 Century Park East, Suite 400, Los Angeles, CA 90067. Our telephone number is (310) 494-6620 and our e-mail contact is info@nexscient.com. Our website can be viewed at nexscient.com.

Addressing the shortcomings of most existing condition-based monitoring products on the market today, Nexscient is taking a unique approach by developing a remote, continuous monitoring solution as a subscription-based service -- one that not only will offer all of the benefits of condition-based monitoring diagnostic system through vibration and acoustic analysis, but also will offer those benefits with (i) no upfront capital expense of equipment and software purchases; (ii) no need to update and maintain and update purchased diagnostic equipment and software, (iii) no requirement for specialized training of maintenance personnel; and (iv) no need for licensing, maintaining, and updating software. From a financial perspective, our solution is more affordable because it does not require upfront investment and shifts what would be a capital expenditure to an operating expense for the customer. For the Company, our business model provides a pathway to profitability through recurring stream of revenues that can be realized through a growing base of subscribers and subscriptions.

Business and Market Summary

Nexscient represents the next-generation, wireless condition monitoring solution that is robust, secure, and scalable, offering manufacturers and continuous-process facilities a powerful new tool for not only reducing maintenance costs and protecting against potentially adverse conditions due to unexpected machine failures, but also improving production schedules, product quality and yield, and overall equipment efficiencies. Having instant access to accurate and timely information provides plant managers with a notable advantage in making front-end decisions that can improve return on investment. Through its subscription-based service, Nexscient expects to offer increased visibility, analytics, and continuous connectivity that not only provides an immediate solution to avert sudden machine failures, but also enables actionable insights into machine health and recommends adjustments for optimal performance. We intend to generate revenues initially from subscription fees and may generate additional revenues from premium service offerings as well as consulting services that may be offered directly to customers.

Operational & Financial Benefits

By leveraging the power of low-power sensor, edge processing, secure wireless connectivity, and Cloud computing technologies, we intend to develop an easy-to-use and affordable solution that helps continuous process, industrial facilities improve uptime and reliability, and optimize total cost of operations and maintenance.  Continuous condition monitoring can help manufacturers automate the entire orchestration of events–from sensing performance data, updating critical systems and predicting breakdowns to alerting appropriate personnel and triggering schedule repairs–with regard to equipment maintenance.  This makes continuous condition monitoring a compelling proposition for modern industrial facilities seeking to improve equipment productivity and cost competitiveness.

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Figure: Assessment condition over time for fault detection in predictive maintenance

According to the Deloitte Analytics Institute1 and various industry benchmarks, on average, predictive maintenance increases productivity by 25%, reduces breakdowns by 70% and lowers maintenance costs by 25%.  Operational and financial benefits that can be further realized from using the Nexscient System for continuous condition monitoring include:

●	Cost savings in Maintenance, Repair and Operations (MRO) material spend of 5-10%
●	increased equipment uptime and availability by 10-20%
●	reduced overall maintenance costs by 5-10%
●	reduced efforts on maintenance planning time by 20-50%

Additional benefits of condition monitoring for industrial equipment include:

●	Decrease average equipment repair time;
●	Reduce need for stocking spare parts inventory;
●	Increase in Overall Equipment Effectiveness (OEE) (availability, performance, quality);
●	Reduce maintenance costs through efficient scheduling of repairs;
●	Reduce chances of collateral damage or catastrophic failure;
●	Increase production through greater machine availability;
●	Extend equipment and bearing service life;
●	Improve product quality; and
●	Improve employee safety.

Apart from these quantifiable benefits in relation to equipment performance, Nexscient delivers multiple intangible benefits.  It fosters smooth running of factory operations and optimized production, by minimizing plant interruptions on account of machinery-related delays.  Some of the other qualitative gains that may be derived include higher customer satisfaction, superior capacity management and better supply chain relationships.

The Industry/Marketplace

The maintenance of manufacturing equipment such as motors, pumps, compressors, and other industrial machinery is experiencing a major shift as new maintenance methods are increasingly being adopted across the industrial sector.  The emergence of ‘Industry 4.0’ and Industrial Automation is pushing companies to adopt IIoT and AI into their maintenance practices to achieve better outcomes from their operations.

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1“Taking pro-active measures based on advanced data analytics to predict and avoid machine failure”, Predictive Maintenance | Position Paper –Deloitte Analytics Institute, 2017

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Properly managing machine health plays an increasingly important role for continuous process, asset-intensive manufacturers in reducing operational expenditure, achieving superior cost efficiencies and resource utilization, and is becoming the top driver for many companies to remain competitive.  Efficient machine maintenance practices go a long way in improving factory floor operations and reducing unforeseen expenditures.

Typically, manufacturers allocate 40% of their operating budgets toward running critical equipment, with an additional 5-8% earmarked for maintenance of the same equipment.  Any unexpected equipment failure, not only increases the cost of operations, but also adversely affects asset utilization levels and ultimately impacts productivity.

Furthermore, the amount of money that is locked up in spare parts and inventory for repairs is in the tens of millions of dollars, because these parts often have such unexpected failures.  For example, an auto assembly factory can experience the ill effects of downtime misfortunes adding up to $22,000 per minute or approximately $1.3 million every hour2.  Likewise, an average manufacturing plant can have downtime costs extending in the vicinity of 5-20%.

The global predictive maintenance market is expected to grow from $5.66 billion in 2021 to $64.25 billion by 2030, witnessing a Compound Annual Growth Rate (CAGR) of 27.4% from 2022 to 2030, according to a market research report published by Next Move Strategy Consulting3.  The major factors fueling the market growth include the increasing use of emerging technologies to gain valuable insights, and growing need to reduce maintenance cost and downtime.

The global predictive maintenance market is driven by rising demand for smart factories and is expected to register significant growth due to technological advancement such as wireless technology and remote monitoring.  Remote monitoring is the most preferred monitoring process in continuous-process facilities that work continuously and are highly prone to flaws because it enables the operator to accurately collect data, which can be communicated immediately to all the concerned personnel.

Trends

The increasing advancements in efficiency and accuracy of machine condition monitoring equipment is resulting in growing demand for this equipment in several industries, as it maximizes machine productivity.  Through effective condition monitoring, it is possible to virtually eliminate plant downtime resulting from unexpected machine failure.  Condition monitoring facilitates planning of repairs during non-peak production hours.  As an outcome of machine maintenance planning, the actual repair/maintenance work is more cost effective than the traditional way.  Often, the overall effect of improved maintenance improves product quality.

Target Industries

Manufacturers and continuous process facilities using condition-based monitoring can be found in industries such as (i) automotive manufacturing, (ii) chemicals, (iii) metals and mining, (iv) oil & gas, (v) power & utilities and others, including (vi) food & beverage, (vii) cement, (viii) paper & pulp, (ix) pharmaceuticals, and (x) semiconductor & electronics.  Many of these industries are under continuous pressure to improve performance in a competitive and cost-sensitive environment.  Preventing machine downtime in production lines is a top priority.  Ends users in these industries are increasingly adopting condition-based monitoring to help improve their competitive standing.

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2According to a research study conducted by Nielsen Research in 2006 following survey of 101 manufacturing executives in the automotive industry. https://news.thomasnet.com/companystory/downtime-costs-auto-industry-22k-minute-survey-481017

3Globe Newswire https://www.globenewswire.com/en/news-release/2022/08/24/2503654/0/en/Global-Predictive-Maintenance-Market-to-Generate-USD-64-25-Billion-by-2030-States-a-New-Report-by-Next-Move-Strategy-Consulting.html

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Geographic Locations

North America dominated the market in 2022, accounting for over 36% share of the global revenue4. The U.S. and Canada are slated to provide promising growth opportunities against bullish demand from power generation, aerospace, oil & gas, marine, and food & beverages industries.

The trend for vibration monitoring has become pronounced for oil condition monitoring in the oil and gas platform machinery lubricants. The rapid growth in the energy sector as well as technological advancements in manufacturing sector spurred the demand for condition-based monitoring in other countries. Also, the rising need for effective scheduling of machine maintenance as well as prediction of equipment failure across major industries, namely manufacturing, oil and gas and construction, are the major factors behind North America’s largest market share. Manufacturers and continuous process facilities using condition-based monitoring can also be found in (i) Asia Pacific, (ii) Europe, (iii) Latin America, and (iv) Middle East/North Africa.

Drivers

Now-a-days smart factories hold huge potential for innovation. Some of the biggest challenges that the firms face today are resource and energy inefficiency, high labor cost, increasing capital, operational cost, and demographic change. Hence, more and more companies are implementing plant automation solutions to ensure regular monitoring of plant operations and processes, and thereby propelling the growth of the market.

Condition-based monitoring offers the flexibility required to accommodate a wide range of production processes and interfaces for smooth information exchange between the plant control system, process visualization unit and operator. The need for technology advancements and demand for effective and efficient operation in the smart factories increase the use of machine condition monitoring equipment.

Restraints

High capital expenditure and maintenance requirement is one of the key restraints impacting the condition-based monitoring market. The procurement, installation, operation, and maintenance cost of condition-based monitoring equipment, and other expensive monitoring systems, affects the overall spending. High capital requirement for such equipment would further hamper market growth. In spite of these restraints, condition monitoring still stands out as a superior way of driving efficient predictive maintenance, since it can boost the plant production capacity while driving down operating costs over the long term.

Opportunities

Large untapped markets in Asia-Pacific and Middle East could offer growth opportunities to market players. The condition-based monitoring market in Asia-Pacific is displaying strong growth due to continuous infrastructure development and business expansions, especially in emerging countries, mainly China and India. The deregulation policy and a substantial increase in foreign direct investments (FDIs) in Asian countries also triggered the establishment of new businesses across many industries in Asia-Pacific region. Moreover, the countries in the Middle East, primarily Saudi Arabia and Qatar, are also increasing the use of condition-based monitoring in the oil & gas sector.

Competition

We compete with an array of established and emerging vendors of condition-based monitoring products and services and IIOT-equipped devices.  As organizations increasingly embrace predictive maintenance, IIoT and other new industrial automation technologies, an increasing number of companies offering machine monitoring products and services could result to fill the growing demand.  The introduction of new technologies and market entrants will continue to fuel an intense competitive environment as companies seek solutions to predicting equipment failures and maintaining equipment performance.  Our competitors include condition-based monitoring equipment vendors, diversified diagnostic equipment and services vendors, and providers of machine monitoring products that compete with some of the features present in our solution such as Fluke, Emerson Electric Co. (NYSE: EMR), and Augury, Inc.  We compete based on several factors, including product functionality; scope of offerings; performance; brand, reputation, and customer satisfaction; ease of implementation, use and service; price, scalability, reliability, and security.  We believe that we will compete favorably with respect to these factors and will become well positioned as an emerging provider of predictive maintenance solution, data analysis, and professional services.

Contract Manufacturers, Strategic Partners and Suppliers

We expect to outsource the manufacturing of the Nexscient Nodes to third-party contract manufacturers, which we may heavily rely upon. We are also exploring other potential joint venturing options with suppliers of nodes, in addition to a contract manufacturer. The Company believes that strategic partnerships with contract manufacturers and suppliers will be a major component of the Company’s operating strategy and path to success. Currently, the Company has no existing agreements in place with such contract manufacturers, suppliers, or joint venture partners.

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4“Machine Condition Monitoring Market Size, Share & Trends Analysis Report, 2023 - 2030”, Grand View Research, 2022, https://www.grandviewresearch.com/industry-analysis/machine-condition-monitoring-market-report

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PRODUCTS & SERVICES

We are developing a Software as a Service (SaaS) platform that intends to exploit Industrial Internet-of-Things (IIoT), Artificial Intelligence (AI), and Cloud-computing technologies to deliver an innovative solution for manufacturers and continuous production facilities in the industrial automation sector that helps reduce equipment failures, avoid unscheduled downtimes, decrease equipment maintenance costs, and improve overall equipment efficiencies. As of the date of this Prospectus, we are in the pre-development phase.

We are in the process of preparing the software development and functional requirements documentation that will be delivered to an outsourced third-party software development firm upon executing a software development agreement. While we have not yet engaged any software development firm, we are in the process of evaluating qualified potential candidates.

When complete, the Nexscient predictive maintenance platform intends to offer a simple, cost-effective solution for continuous monitoring of rotating machinery. Nexscient strives to become the next-generation, wireless condition monitoring solution that is robust, secure and scalable, offering manufacturers and continuous-process facilities a powerful new tool for, not only reducing maintenance costs and protecting against potentially adverse conditions due to unexpected machine failures, but also improving production schedules, product yield and overall quality. Having instant access to accurate real-time data provides plant managers with a notable advantage in making front-end decisions that can improve return on investment.

Nexscient System

Nexscient leverages the latest IIoT technology with edge processing, machine-learning/AI algorithms, and Cloud computing infrastructure to collect, diagnose and transmit critical information about machine health and performance. Designed as a scalable, stand-alone service, Nexscient does not depend on integration with any control or IT system (i.e., SCADA, CMMS, MES, ERP, etc.)* for its data source.

Figure: Fundamental processes in the Nexscient Predictive Maintenance System

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*SCADA: Supervisory Control and Data Acquisition; CMMS: Computerized Maintenance Management System; MES: Manufacturing Execution Systems; and ERP: Enterprise Resource Planning.

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Collect: Nexscient Nodes externally attach to the outer casing of the equipment being monitored and data is collected via three on-board sensors: acoustic, vibration and temperature.  Collected data is processed and wirelessly transmitted to a secure gateway, which makes the information available in the Cloud for analysis and viewing via a Web browser or mobile device.

Analyze:  Our Cloud-based software uses rule-based logic, which incorporates domain-level expertise to effect immediate actionable insights and corrective recommendations without the reliance upon a large historical data set.  Raw signal and temperature data collected from the Nexscient Nodes is stored in the Cloud and made available on demand for deeper analysis and engineering assessments, if desired.

Diagnose:  In conjunction, our advanced machine learning/AI algorithms and analytics combine streaming data with historical information to learn, diagnose, and deliver long-term assessments, such as root cause analysis and estimate remaining useful life.

Execute: Resulting actionable outcomes are pushed to personnel and made available for viewing in an intuitive user interface accessible through any secure Web browser from anywhere in the world.

High-Performance Sensors

All rotating machinery exhibit physical and audible operating characteristics based on the type of equipment, i.e., pump, motor, compressor, fan, gearbox, etc.  Nexscient Nodes collect data using the three on-board sensors, including acoustic, vibration and temperature, to diagnose potential problems before they occur.

Acoustic

Acoustic monitoring is highly accurate and provides an early indicator of potential issues.  Not only can it identify potential failures extremely early, but it can also narrow down and specifically pinpoint which parts are in danger of failing.  Because our sensors capture readings in the ultrasonic acoustic spectrum, they are able to detect ultrasonic frequencies generated by friction, a defect symptom, which is an indication of poor lubrication or bearing wear.  Other symptoms may include rubbing and skidding of rolling elements against the bearing raceway, or impacting due to mechanical flaws or contaminated lubricant.  Lubrication issues and bearing wear represent upwards of 80% of the issues encountered with rotating machinery.  Because ultrasonic monitoring encompasses both sonic and electrical elements of machinery, it is capable of detecting not only mechanical failures but electric failures as well.  Ultrasonic detectors can also be useful for identifying defect symptoms arising from misalignment, imbalance, or worn shaft couplings.

Vibration

Vibration sensors measure the radial, axial and horizontal displacement of the rotating machine.  Our embedded 3-axis accelerometer, which detect vibration from all directions with one sensor, captures readings in the requisite frequency range.  It checks for any unusual physical vibrations, which can serve as an early indicator of misalignment or motion that is too fast or too slow.  A number of problems can cause anomalies in the vibration pattern, including but not limited to the slowing down or stopping of moving parts, bearings rubbing against each other in an unusual manner, and any internal imbalances or misalignments.

Temperature

Temperature sensors are typically used to detect heat caused by friction.  They complement the acoustic and vibration sensors to collaborate vibration-detected degradation.  The temperature trend will actually be a measure of the temperature inside the accelerometer. Although this is not the absolute temperature of the bearing, it is a relative temperature of the bearing casing the accelerometer is mounted on and can be trended over time or alarmed for changes in the bearing temperature.  Wear and tear or problems with lubrication will often cause high vibration and high temperature in the bearing.  There is a relatively good correlation between the overall vibration trend and the temperature trends providing supporting data on bearing condition and performance.

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Nexscient System Components

The Nexscient System is comprised of three primary components (Sensors, Cloud, Apps) that work together to produce an integrated subscription-based service (SaaS model) for customers seeking an affordable yet effective predictive maintenance solution.

Figure: Three primary components of the Nexscient System

Sensors

One key feature of the Nexscient System is its wireless sensors nodes, called Nexscient Nodes.  These autonomous data collection beacons simply mount on existing machinery, seamlessly connect to our Cloud-based monitoring service, and wirelessly transmit collected data for analysis and diagnosis.

Data Collection

Each Nexscient Node incorporates three sensors, acoustic, 3-axial vibration, and temperature, to collect data. Since Nexscient Nodes are externally mounted on the equipment, there is no integration required, thereby bypassing the hassle and expense of integrating with any data network.

Cloud

Nexscient monitors assets continuously 24 hours a day, 7 days a week.  Our Cloud-based services and Web apps are designed to meet the needs of managers who need a quick snapshot or engineers who want sophisticated tools and analysis features.  Mobile apps (iPhone and iPad) are expected to match all of the functionality of the Web version.

Secure Wireless Connectivity

Deployment is virtually plug ‘n play, as each Nexscient Node takes only a few minutes to self-configure with the gateway before beginning to collect data.  Each Nexscient Node utilizes Wirepas wireless mesh networking protocol using to send data to the Nexscient gateway.  Client certificates are used to identify the device on the server and AES-256 ciphers are supported for communications.

AI Analytics

Our platform incorporates a combination of rule-based logic and machine learning/AI to achieve a short- and long-term view of the machine’s health.  We use machine learning/AI analytics to carefully monitor, diagnose and relay changes to a machine’s health status to designate personnel at the first sign of developing issues along with actionable insights.  Our continuous machine monitoring service, once developed, will not only send notification alerts with detailed malfunction analysis, but will also recommend corrective actions.

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TECHNOLOGY

Nexscient intends to exploit the latest state-of-the-art IIoT, Cloud computing, and edge processing technology to enable data collection and transmission, driving machine learning/AI analytics to deliver real-time insights for predictive maintenance solutions.  Nexscient’s scalable platform will be extended to address more complex implementations and realizing greater value offered automatically detecting failures in equipment and common sub-assemblies spanning the entire manufacturing process.

Nexscient System Architecture Stack

The Nexscient SaaS platform intends to use state-of-the-art IoT architecture designed for redundancy, flexibility and scalability.  Our platform represents a secure end-to-end Industrial IoT solution that takes a holistic approach on multiple levels by fusing together important features across four layers: Infrastructure, Data Management, Analytics, and Security.

The infrastructure layer refers to the connectivity networks of the Nexscient IIoT solution over which the data is securely transmitted/received.  The data management layer represents the data acquisition and aggregation processes where edge processing generates meaningful results, which are passed on to the Cloud for further processing and analysis.  The analytics layer refers to the software backend where data is ingested, analyzed, and interpreted at scale to generate insights.  The security layer is an overarching layer with continuous processes ensuring sufficient security levels are in place on all levels.

INFRASTRUCTURE LAYER

The infrastructure layer includes the Nexscient Nodes with sensors, which capture data and communicate with a gateway via Wirepas mesh networking protocol.  Collected data is pre-processed and stored, before it is transported from the gateway to the Nexscient Cloud platform, where further processing and analysis happens.

Sensors

The primary components of the Nexscient system are the Nexscient Node sensors, which collect various raw data into a data logger.  These sensors collect real-time data that contains information, which provides us with an understanding of the machine’s health and performance conditions.  By monitoring these conditions in real time, we can analyze and predict alert situations, which can be communicated to designate personnel for further action.  Each Nexscient Node includes an acoustic, vibration and temperature sensor.

Acoustic Ultrasonic Sensor

The embedded MEMS ultrasonic acoustic detector measures sound pressure waves in the 0-40 kHz frequency range.  The waves act upon a resonant sensor to create a small electrical charge.  The charge is amplified, measured, and converted to a corresponding audible frequency that is recorded to the data collector’s memory.  The signals monitored by an ultrasonic device are expressed as data using the unit decibels per microvolt (dBuV).  Ultrasonic detectors are capable of accurately interpreting the sounds created by under-lubrication, over-lubrication, and early signs of wear.  Ultrasound is produced by friction, impact, turbulence, and electrical discharge.  Friction and impact are the by-products of mechanical equipment.  For example, a roller bearing will produce friction as the shaft and balls roll around the center.  If there is too much friction, however, problems begin to occur on the equipment due to imbalance, or the bearing might seize, thereby shutting down equipment altogether.  Ultrasonic sensors offer a fast and effective means of determining such conditions in moving, mechanical components such as bearings, gearboxes, motors, compressors, etc.

According to NASA research5, “Ultrasonic monitoring of bearings provides the earliest warning of bearing failure.  They noted that an increase in amplitude of a monitored ultrasonic frequency of 12 decibels over baseline would indicate the initial (incipient) stages of bearing failure.  This change is detected long before it is indicated by changes in vibration or temperature.”

Vibration Sensors

Vibration sensors can detect vibration from all directions with one sensor, measures the vibrations, which occur while the equipment is in motion.  Our vibration sensor consists of a tri-axial MEMS accelerometer with a frequency range up to 6.3kHz (+/-3dB) with a 2,6667 Hz sampling rate.  They check for any unusual acoustics or physical vibrations, which can serve as an early indicator of misalignment or motion that is too fast or too slow.  It usually involves measuring the Root Mean Square (RMS) vibration of the bearing housing or some other point on the machine with the transducer located as close to the bearing as possible.

In machines where there is little vibration other than from the bearings, the spikiness of the vibration signal indicated by the Crest Factor (Peak-to-RMS ratio) may imply incipient defects, whereas the high energy level given by the RMS level may indicate severe defects.  In some situations, the Crest Factor of the vibration is capable of giving an earlier warning of bearing defects.  A number of problems can cause anomalies in the vibration pattern, including but not limited to the slowing down or stopping of moving parts, bearings rubbing against each other in an unusual manner, and any internal imbalances or misalignments.

 ______________________________

5Engineering Acoustics and Structural Acoustics and Vibration: Vibration and Acoustic Monitoring of Machinery and Structures, Robert D. Finch, Cochair Department of Mechanical Engineering, University of Houston, Houston, Texas 77204-4792

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Temperature Sensor

Temperature sensors are typically used to detect heat caused by friction. We use a thermistor with a range of -40 to 85oC and accuracy +/- 1oC (0 to 70oC). It complements the acoustic and vibration sensors to collaborate vibration-detected degradation. The temperature trend will actually be a measure of the temperature inside the accelerometer. Although this is not the absolute temperature of the bearing, it is a relative temperature of the bearing casing the accelerometer is mounted on and can be trended over time or alarmed for changes in the bearing temperature. Wear and tear or problems with lubrication will often cause high vibration and high temperature in the bearing. There is a relatively good correlation between the overall vibration trend and the temperature trends providing supporting data on bearing condition and performance.

Secure Connectivity

Each Nexscient Node is a fully wireless device that has no cables or external antenna. It uses Wirepas mesh networking protocol to send acoustic, vibration and temperature data to the Nexscient Cloud. Nexscient Nodes connect to the Cloud using TLS 1.2 over a TCP or cellular connection. Client certificates are used to identify the device on the server and AES-256 ciphers are supported for communications.

Industrial Compliance

Nexscient Nodes were specifically designed for industrial environments made from materials chosen to handle exposure to a wide range of chemicals and temperatures while providing a significant level of ingress protection in dirty environments. Nexscient Nodes are suitable for indoor or outdoor use (IP67) and certified for use in Class 1 Div. 2 environments and certified for FCC, CE, UL60079, and CSA 60079.

DATA MANAGEMENT LAYER

Data management layer provides a centralized secure layer where we effect data acquisition, aggregation, and processing.

Data Acquisition

At the core of our data acquisition system, collected data from the sensors is converted to discrete levels that can be interpreted by the processor and stored for analysis. We take advantage of libraries that abstract hardware interfaces, which enable us to work with sensors in a more straightforward way by collecting information the sensors provide to our application instead of on the low-level details of working directly with hardware.

Edge Processing

Because sensor data can easily consume network bandwidth and potentially cause latency issues, we perform edge processing on the collected data as a way to lessen the burden on the core infrastructure. With this approach, we preprocess the data, generate meaningful results, and pass only those on to the Cloud for further processing and analysis. For example, rather than passing on raw vibration data for the pumps, we aggregate and convert the data, analyze it, and send only projections as to when each device will fail or need service.

ANALYTICS LAYER

The analytics layer reads the data digested by the Data Management layer. Our solution employs rule-based logic and AI analytics to accurately evaluate current technical condition of the machines and to predict their failures. The analytics layer also processes and displays the information collected via the sensors. It includes analytics tools, AI and machine learning, and visualization capabilities.

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Rule-Based Logic

Continuous diagnostics relies on sensors to continuously collect data about equipment and send alerts according to predefined rules, i.e., when a specified threshold has been reached. With rule-based logic, we use pre-defined rules, such as “if-this-then-that”, which describe certain machine behaviors and inter-dependencies between the various system components, to trigger certain events. Rule-based logic delivers immediate measurable benefits without the need for a large historical data set or advanced machine learning/AI algorithms and data science at the outset. Our solution offers quick results and forms a steppingstone into advanced analytics as data is collected over time – advanced analytics with predictive alerts and automated root cause analysis can be applied at a later phase once sufficient historical data has been collected to accurately identify issues before they occur.

Machine Learning/AI

Machine learning and AI tools are applied to acoustic, vibration and temperature data to push the boundaries of production floor efficiency. Advanced machine learning/AI algorithms learn a machine’s normal data behavior and use this as a baseline to identify and alert deviations in real-time. These algorithms look at collected historical data combined with tailored machine-learning algorithms, to run different scenarios and predict what will go wrong and when. We use two approaches to AI and machine learning for predictive analytics – supervised and unsupervised machine learning – each is relevant for a different scenario and depends on the availability of sufficient historical training data and the frequency of asset failure.

Anomaly Analysis

Anomaly Analytics uses machine learning to understand behavioral patterns within time series data, to identify anomalies and to continuously forecast future values. Our alerts operate in real time and offer context - correlating each incident to similar anomalies, relevant factors and the potential root cause.

Regression Analysis

We use regression models to predict metrics such as Remaining Useful Life – the amount of time an asset will remain operational before its next failure – while iteratively trialing and selecting the most appropriate algorithms to use.

Root Cause Analysis

By implementing Automated Root Cause Analysis, there is accurate visibility into early causes of process inefficiencies, with a low number of alerts and false positives. By fusing historical and real-time machine data, machine-learning algorithms trace correlations between the consolidated data and the process inefficiencies. Then, root causes are ranked by likelihood level, delivering production teams with prioritized suggestions to quickly mitigate machine failure that may impact production yield and quality. Automated Root Cause Analysis generates actionable insights, enabling plant managers to reduce unplanned downtime, increase production throughput and maintain schedules.

Data Visualization

Nexscient presents a user-friendly interface with real-time dashboards and interactive data visualizations designed to facilitate major takeaway points. We incorporate point and click data exploration and rich analysis tools to get quicker and accurate interpretations. Our automatic work order generator produces easy-to-understand instructions for inspections and follow-up recommendations.

Automatic Work Orders

User requirements for events and notifications vary based on an application’s criticality, the user’s role, and personal preference. Nexscient offers a flexible and versatile notifications service that generates work orders specifically describing developing issues along with recommended actions or maintenance procedures. These real-time alerts and reports are sent via push notifications, emails and/or text messages. Optionally, by leveraging its REST API interface, Nexscient can also be optionally integrated with existing CMMS or ERP systems to natively generate and send work orders through the respective system.

Real-Time Dashboard

Leveraging a powerful, yet simple and intuitive Web-based user interface, users can view the dashboard to visualize and analyze machine performance. Visual indicators and alerts are provided in the context of the production process and enable users to quickly pinpoint the root cause and determine the required maintenance action.

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Rich Analysis Tools

For deeper analysis, Nexscient plans to offer rich analysis tools for power-users:

●	Explore trend, waveform, and spectrum graphs on any browser;
●	Analyze spectra with harmonic cursors and sidebands;
●	Trend broadband features, like RMS or peak-to-peak;
●	Trend narrowband features, like forcing frequencies and bearing tones;
●	Configure F-max, lines of resolution, windowing, and averaging metrics;
●	Configure bearing tones from our database of bearings; and
●	View demodulated and enveloped spectra to catch bearing and other high-frequency issues.

SECURITY LAYER

Security spans all layers, guaranteeing protection of data, plus management, monitoring, orchestration, and provisioning to allow rapid scaling on an ongoing basis. All of the data paths between sensors, the Cloud and apps are authenticated and fully encrypted; connection requests are always initiated by the sensors to prevent inbound threats. From pre-to post-development, our secure software development lifecycle (SDLC) provides best-in-class level of security.

Security Automation and Orchestration

We build in-house tools and capabilities that automatically combat threats — quickly and at scale. These tools respond for us when possible, allowing us to focus on improving our defenses.

Proactive Security

We safeguard data with continuous delivery and code-level security insights. We use static and dynamic code analysis, including process gates to prevent introducing vulnerabilities into the production environment.

Information Classification

To determine the right level of protection, we first classify information before any ingestion takes place. We classify all data, provide clear visibility of threats, maintain highly restricted access and isolate live data from other environments. Once data ingestion begins, we encrypt information while it's in transit and at rest.

Access and Authentication

Based on National Institute of Standards and Technology (NIST) requirements, users only receive the level of access necessary to perform their jobs. Data access control includes passwords, cryptographic keys and multi-factor authentication devices.

Access Zone Security

Our networks use a tiered classification framework to provide data separation. Each client-protected data enclave is a fully security-hardened stack that includes endpoint and network threat prevention, application firewalls and vulnerability scanning.

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MARKETING STRATEGY

We believe our service will be viewed by businesses as a cost-effective way to reduce maintenance costs while increasing productivity, giving them advance warning of potential machine failure allowing them to properly schedule maintenance and better manage their resources. One of the key differentiators in our marketing strategy is to emphasize the “no up-front cost” subscription feature because we provide all of the monitoring sensors as part of the subscription service, thereby eliminating a capital expenditure to the business's balance sheet.

Management will emphasize speed in penetrating selected markets and implementing advertising and public relations campaigns. Financial results will be compiled and reported weekly so that gross and net margins can be reviewed and benchmarked. Marketing will be continually monitored and adjusted as needed to maximize market penetration and profitability. Cost control and brand management will be critical to the overall strategy.

Brand Development

We will focus our marketing efforts on increasing the strength of the ‘NEXSCIENT’ brand, communicating product advantages and business benefits, generating leads for our sales teams and channel partners while driving product adoption. We will deliver targeted content to demonstrate our predictive maintenance platform and use digital advertising methods to deliver opportunities to our sales teams. We will engage with existing customers to provide education and awareness to promote expanded use of our solution. We will work with our own researchers, as well as the broader data science community, to gather important information about potential opportunities and customer leads through an online community, social media, and traditional public relations.

Differentiate us from our competitors

The Nexscient system has powerful capabilities, quick to set up, easy to use, does not require up-front costs, special training, is compatible with most rotating machines in use today, and works right out-of-the-box without the need for any system integration. We plan to establish our service as a cost efficient, machine-monitoring solution for our target markets.

Build a relationship-oriented business

For future clients, such as channel partners and OEMs, relationships will be important. We will become a revenue-generating partner for them, not just a vendor, making these market segments increasingly receptive to our offerings. We must effectively convey the potential monetary value of the relationship, as well as the intrinsic value in being able to offer no upfront cost, ease of deployment, and powerful predictive capabilities to their end-users.

Focus on target markets

We plan to focus our sales and marketing efforts strategically in order to succeed in our target markets.  As a start-up company, we believe direct and channel sales will give us the quickest launch and penetration while immediately generating revenues to sustain our company's growth and expansion into other markets.

Fulfill the promise

We can't just market and sell our products, service and support; we must actually deliver as well.  We need to make sure we have the technological knowledge we claim to have, while keeping up with evolving technologies to advance the capabilities of our newest products and services.

SALES CHANNELS

Our most important marketing goal as a start-up is to establish product and brand awareness with customers in each target market.  The way we go about this task will vary from one target market segment to another.

Direct Sales

We will be marketing to businesses through traditional sales efforts, such as advertising in trade journals and publications and establishing a presence at select trade shows geared towards businesses in our market segment.  For the larger companies we target, we will offer the free use of our service for a limited time, to prove their efficacy in controlling maintenance costs and averting potential equipment failures, in order to penetrate and gain market share in this segment.  We believe once reliability engineers and senior management of these businesses experience the rapid installation of the system, which is virtually plug-n-play and requires no integration with existing IT systems; experience the easy-to-understand tools and user interface without specialized training; and feel more in control of the health and performance of their equipment while realizing notable savings in equipment maintenance costs; all with no upfront costs, they will understand the value of Nexscient.

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Channel Partners

We will focus our efforts to partner with condition-based monitoring test equipment and analysis software suppliers. We will emphasize our products' potential as an additional source of revenue for them with recurring monthly revenues; this should make our product very desirable as part of their product lines. By solidifying these partnership agreements, we will also enable cross-marketing back into the consumer market through their sales forces' efforts and their advertising, increasing our sales efforts nationwide without the expense of additional personnel to cover the entire U.S. We believe that once partnered with these companies, our channel market partners (resellers) will advertise the Nexscient system as new features in their traditional outlets, primarily print advertising and in-house POS material, in order to increase mutual sales and brand awareness, benefiting both organizations.

OEMs

Another marketing strategy is to position Nexscient as a strategic ally with original equipment manufacturers of industrial equipment, such as motors, pumps, and compressors. By building a business based on long-standing relationships, we build defenses against competition through the demonstrated efficacy of our products, and our partners' loyalties.

SALES PLAN

The key to selling Nexscient products and services is the ability to identify a singular market and its unique needs, develop channels to these markets, to configure the Nexscient System, and market that particular feature set to that market. This strategy has the distinct advantage, critical with a potentially complex product, of a focused and simple sales message.

Direct Sales

We believe Nexscient services will benefit any manufacturer or continuous process plant that seeks actionable insights on maintenance and repair issues for their machines and equipment on a real-time basis. The keys to success in this segment are threefold:

●	An affordable, recurring monthly cost per unit for the business, instead of our competitors' higher-priced units with up-front purchase requirements.
●	The ease of set-up and deployment and the ability to quickly start using our service without the necessity to integrate into existing IT data systems.
●

The immediate outcomes as well as machine learning/AI learning capabilities of our system, which learns equipment behavior over time and is able to provide additional foresight about the equipment’s health and performance, such remaining useful life and optimal equipment efficiency factor.

The company will market its products to customer segments that require remote, continuous machine monitoring solution (highlighting its machine learning/AI capabilities) in a monthly subscription service. Other features will be specific to each customer segment. The company will spend substantial marketing efforts in determining which set of features are the most attractive to each customer segment. Offering customized quality product to each customer segment at a competitive price level will be one of the marketing goals of Nexscient.

Channel Partners

The sales through channel partners segment are anticipated to be strong for several reasons.  By positioning our product to sensor manufacturers, testing equipment suppliers, and software analysis companies as an ancillary item to help them market their own products, we will effectively increase our sales force substantially, without the expenses of payroll, benefits, etc., because their sales force(s) will sell our products to their respective companies.  This would also positively impact branding, making our name more commonplace in all the markets discussed herein.  By securing alliances in this market, we also position ourselves as the leader in this new technology and its associated applications.  This will foster confidence in the Nexscient product, increase sales dramatically and help our Company break into the global market.

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OEMs

As the market of industrial equipment manufacturers grows more competitive each year, this segment is continuously looking to add new technologies and systems to draw consumers to their specific and sometimes proprietary products and services.  This natural synergy between our product's capabilities and this market segment's needs should prove to have a large and positive impact on the awareness of the Nexscient name and products, as well as increasing revenues through positioning our products with the leaders of this market segment.  It is our understanding that many manufacturers of motors, blowers, compressors, and pumps, among others, will be incorporating IoT technologies, such as that in our Nexscient Nodes, into their products over the next five years.  This will prove invaluable for Nexscient, as we position ourselves as the preferred supplier of remote, continuous monitoring technologies to OEMs.

Service and Support

We believe, as a value-add, we must be able to sell a support option in order to accommodate certain customers.  The Nexscient System, while very easy to install and facilitate, will be better received if we offer (fee-based) consulting services for our larger clients, such as our channel sales partners and large corporate accounts.  Simplifying the understanding and implementation of our system will help encourage the daily use and sales efforts of our product, while generating additional revenues for Nexscient, our channel market resellers while increasing the ROI for our investor/partner(s).

PROMOTION STRATEGY

We intend to retain and public relations and marketing firm to coordinate the marketing, advertising, and promotion strategy, which will include print advertising in popular industry journals and attending trade shows for Condition-Based Monitoring, Vibration Analysis, and Predictive Maintenance, to name a few.  Nexscient will utilize five primary promotion programs:

1.

Direct sales: This will be done by the entire management team and designated marketing and sales managers, all of whom have extensive contacts in the industry and have already identified several key prospects to present Nexscient and its services.

2.	Social media advertising: This will be the main entree to the consumer market, which the company will approach on a target market basis.

3.

Print advertising: This will be used primarily for Nexscient and placed in industry magazines and journals targeted to reliability and plant personnel, probably with endorsements by our contracted endorsers.

4.	Trade shows: Will be used to promote Nexscient, mostly to manufacturing businesses, channel partners, and OEMs.

5.	Web advertising: We plan to develop and promote online ads on targeted relevant websites.

Website & Online Strategy

The Nexscient website will be the virtual business card and portfolio for the company, as well as its online "corporate home" for business-to-business marketing and investor relations. It will showcase our products and services, as well as hosting a portfolio of case studies and whitepapers. The website needs to be simple to navigate, yet well designed and flexible, to accommodate changes in our online needs. The key to the online strategy will be combining a very well-designed front end, with a back end capable of recording leads, processing online demos and information requests, offering online manuals, and running online marketing program for channel partners.

The Nexscient website is developed with few technical resources; a simple hosting provider will host the site and provide the technical back end. The design, updates and maintenance of the site will be done by contracted Web designers, for a more professional image of our company, freeing up senior management to focus on company growth and product development. As the website rolls out future developments such as new products, product add-ons and software updates, ancillary products, newsletters, and downloadable market research reports. We may need to contract further technical resources to build the trackable download information with the capabilities of transmitting and organizing extensive information.

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PRICING STRATEGY

Nexscient subscription requirements will vary depending on the size of the facility and number of machines. Each Nexscient deployment will include a gateway, Nexscient Nodes and unlimited number of accounts to our Nexscient Cloud service. Depending on the number of assets to be monitored, a Nexscient network could include tens to hundreds to several hundred Nexscient Nodes; the price will vary based on the subscription package selected, number of Nexscient Nodes installed, and the number of machines being monitored.

Nexscient expects to offer the lowest cost structure in the industry, but premium pricing based on its uniquely rich feature set and quality service. The company expects it will be the pricing leader, manage the Nexscient brand for this identification and strive to maintain this leadership once obtained. We plan to organize focus groups to determine the best feature set and pricing for the present Nexscient service. The pricing schedule for its subscription offerings has not yet been determined.

Purchase Decision Factors

The primary purchase decision factors in predictive maintenance market are price, accessibility, and ease of use. Based on the Company’s review of the existing market of prospective customers, we have identified significant brand loyalty by businesses in this industry. Once an individual has acclimated to the Nexscient system and realized the immediate benefits of the system, we believe they will be reluctant to switch to another service.

Powerful branding and advertising, emphasizing our competitive pricing structure, will create a significant barrier to competitors taking our customers. Becoming a market leader will strengthen the company's branding position and also make it more difficult for the competition. Management feels the primary competition will be other well-branded companies, which have deep advertising pockets, competitive products, and an established brand. Many of the major test instrumentation companies are moving into the remote, condition-based monitoring space because they have the infrastructure to support it and the brand to promote it. They will have the initial advantage in branding and marketing muscle, but they lack the nimble and spry nature of a start-up, such as Nexscient. We believe the marketplace is big enough to support all this competition and then some.

COMPETITIVE ADVANTAGES

The increased visibility, analytics, and continuous connectivity afforded by Nexscient does not just offer a short-term solution for monitoring equipment for immediate problems, but rather, it enables continuous improvement by providing continuous process facilities with forward-looking capabilities necessary to solve future problems before they arise—compounding the value of the monitoring service over time. Many manufacturers with aged machines are challenged with the expense or feasibility of retrofitting their old equipment with modern sensors. Furthermore, outdated expensive hardware can lead to inefficient performance of the overall predictive maintenance program.

Even if industrial enterprises were to overcome such challenges, they would still have to incur an up-front capital expenditure to purchase the hardware, license the software, and train their personnel to ensure the data being captured is applied and interpreted correctly. With Nexscient, there will be no requirement to purchase any hardware or software, integration to existing IT systems is optional, and specialized training for personnel is not necessary. The key advantages of Nexscient System include:

No Upfront Cost; Low Cost of Entry

Unlike most other continuous monitoring systems on the market today, each subscription to the Nexscient monitoring system includes the sensors nodes used to remotely collect the data from the machines being monitored. Depending on the selected subscription plan and the number of machines to be monitored, Nexscient Nodes are provided as part of the subscription contract.

Quick Installation; Virtually Plug ‘n Play

Due to the significantly quicker and less complicated installation process, the Nexscient system is anticipated to take less time to get up and running than alternative legacy monitoring systems. Setup is effectively plug ‘n play, taking only a few minutes to install and commence monitoring.

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No Integration Required; Autonomous and Cloud-Based

Nexscient does not require integration with control systems or IT networks, thereby bypassing the hassle and expense of integration.  If integration is desired, the Nexscient gateway will provide for integration via REST API.

Predictive Analytics; Rule-Based Expert System + AI Algorithms

Proprietary rule-based logic immediately diagnoses incipient problems while at the same time our machine learning/AI algorithms ingest data over time to construct a comprehensive profile for machine health and performance which allows for longer term analysis and planning of machine maintenance, helps reduce machine downtime, increases mean time between failures, and reduces costs of unnecessary preventative maintenance and spare parts inventory.

Remote Access; Continuous Connectivity

Visibility to the operational status of machine components allows plant managers to monitor and diagnose systems quickly as well as identify and resolve problems before the impact on machine availability and productivity.  Continuous communication with the monitored equipment allows for a more streamlined process for data collection by replacing manual, route-based patrol thereby increasing efficiencies and leading to better machine health and performance.

Intellectual Property

To protect our unpatented proprietary technologies and processes, we rely on trade secret laws and confidentiality agreements with our employee(s), consultants, channel partners and vendors.  At present our only intellectual property is our trademark for “Nexscient” Serial Number 97925547 registered with the USPTO and the Nexscient Predictive Maintenance Platform, which is still in development.  The company will rely on provisional patents in the near term, filing for full patent protection, as necessary.

The duration of our trademark registration will vary from country to country, if we register such outside the United States. However, trademarks are generally valid and may be renewed indefinitely as long as they are in use and/or their registrations are properly maintained.

Subsidiaries

The Company has no subsidiaries.

Employees

We currently employ two full-time employees, one who is the President & CEO, Secretary and Treasurer, and the other is the Chief Financial Officer of the Company, both of which have responsibility for all segments of our business.  Our Chief Operating Officer currently works part-time with the Company.  Additionally, we have two contracted consultants.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law.  The JOBS Act provides, among other things:

●	Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;
●

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

●	Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;
●	Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and
●

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

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In general, under the JOBS Act, a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year.  A company will no longer qualify as an emerging growth company after the earliest of:

(i)	the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,
(ii)	the completion of the fiscal year of the fifth anniversary of the company's IPO;
(iii)	the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or
(iv)	the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i)	audited financial statements required for only two fiscal years;
(ii)	selected financial data required for only the fiscal years that were audited;
(iii)	executive compensation only needs to be presented in the limited format now required for smaller reporting companies.

(A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter).

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

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Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition, the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our directors, officers or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and related notes to the financial statements included elsewhere in this Registration Statement. Some of the statements under “Management’s Discussion and Analysis,” “Description of Business” and elsewhere herein may include forward-looking statements which reflect our current views with respect to future events and financial performance. These statements include forward-looking statements both with respect to us specifically and the renewable energy industry in general. Statements which include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. The safe harbor provisions of the federal securities laws do not apply to any forward-looking statements contained in this Registration Statement. All forward-looking statements address such matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements you read herein reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our written and oral forward-looking statements attributable to us or individuals acting on our behalf and such statements are expressly qualified in their entirety by this paragraph.

The Company is an early-stage company and was incorporated in the State of Delaware on March 14, 2023. During the fiscal year ended June 30, 2023, the Company generated no revenues and incurred operating losses of $93,766 as part of its operating activities.

We believe that our current cash and cash equivalents, anticipated cash flow from operations and the proceeds from the sale of the maximum amount of shares being offered hereunder will only be sufficient to meet our anticipated cash needs for the next 18-24 months. Our management has determined that the maximum amount of funds received from this offering would be sufficient to cover our intended plan of operations contemplated for the next 18-24 months.

Results of Operations

From March 14, 2023 (inception) to Year Ended June 30, 2023

Revenues

We are in our development stage and have not generated any revenue from March 14, 2023 (inception) to year ended June 30, 2023.

Operating Expenses

We incurred total operating expenses of $93,766 from March 14, 2023 (inception) to year ended June 30, 2023. All of these expenses are related to development costs and general and administrative expenses, which included professional fees of $67,752 relating to consulting, legal and accounting costs incurred, including fees as part of the formation process of the Company. There is no historical financial data for the Company.

Net Loss

We incurred a net loss of $93,766 from March 14, 2023 (date of inception) to year ended June 30, 2023.

Liquidity and Capital Resources

As at June 30, 2023, the Company has a working capital surplus of $173,099, a net loss of $93,766 and has no revenues to cover its operating costs.  We have $202,459 cash on hand and our anticipated burn rate is approximately $46,500 per month.  Presently, our operations are being funded by funds previously raised and we believe our currently available capital resources would be sufficient to sustain our operations for a minimum of three (3) months.  The Company intends to fund future operations through equity or debt financing arrangements.  The ability of the Company to realize its business plan is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.  In response to these requirements, management intends to raise additional funds through public or private placement offerings.  These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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We believe we will require a minimum of $360,000 to proceed with our business plan and remain in operation for at least the next 12 months, see Cash Requirements. As the platform comes online and starts to generate revenue, we will be hiring additional staff which will increase our monthly capital requirements, however, we believe the revenue generated from our operations should cover any additional expenditures. Beginning October 2023, and continuing for the next twelve months, our plan of operations as presented below includes estimates for our proposed milestones, any one of which may be subject to delays resulting in overall setback of our development timeline:

Month 1-2: Pre-launch Preparation

Define Technical and Functional Requirements: Determine the core features and functionality required for the initial release; Prioritize features based on customer needs.

Retain Outsourced Software Development Firm: A dedicated team of developers, designers, testers, and customer support representatives to provide the initial development of the Nexscient platform.

Budget Allocation and Roadmap: Allocate budget resources for development, marketing, and ongoing operations. Establish key milestones for achievement in the design, development, and deployment.

Month 3-4: Development and Pilot Program

Commence Product Development: Begin building the Minimum Viable Product (MVP) based on the defined specifications and established roadmap. Implement agile development methodologies for flexibility and continuous improvement.

Sensor Node Integration: Design and integrate interface for establishing connections with sensor nodes. Sensor nodes will transmit collected data to the system in real-time and at specified intervals. The system must provide authentication mechanisms to ensure only authorized sensors can send data. Data collected from sensors should include time-stamped acoustic, vibration, temperature information.

Feature Prioritization: Prioritize features based on feature specifications and technical requirements, competitive advantage, and resource availability. Create a detailed product roadmap.

System Reports: Build functionality into user interface to generate custom reports based on selected time periods and sensor types. Reports will include visualizations such as graphs, charts, and tables to represent data trends. Users should have the option to export reports in formats such as PDF or CSV or HTML.

Notifications: Notifications will be triggered by certain threshold-triggered events, system updates, and user configurations. Users will have the option to set custom triggers for notifications; notifications will provide concise and relevant information, including sensor details, event description and timestamp.

Continuous Testing: Conduct rigorous testing, including unit testing, integration testing, and user acceptance testing (UAT). Address any issues promptly.

Pilot Program: Deploy a pilot program with a select group of industrial customers. Gather feedback and iterate on the product.

Month 5-6: User Onboarding and Beta Testing

Beta Release: Launch a closed beta version of the software to a limited group of customers. Invite a select group of industrial customers to participate in beta testing. Gather valuable feedback to identify and fix any issues and refine the product based on input.

Documentation and Training: Develop comprehensive user documentation and training materials for both customers and internal teams.

Pricing and Packaging: Finalize subscription pricing models and packaging options. Prepare for billing and payment processing.

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Quality Assurance: Conduct thorough testing to ensure the product is stable, secure, and user-friendly.

Month 7-8: Marketing and Sales

Content Creation:  Develop marketing materials, including website content, blog posts, demo videos, and case studies.

Marketing Strategy: Launch a marketing campaign targeting industrial customers through digital channels, industry events, and partnerships. Consider webinars, social media promotions, and email marketing.

Sales Strategy:  Identify and work with channel partners.  Develop and train sales personnel on the product's features and benefits. Develop sales collateral and pricing strategies.  Equip the sales team with product knowledge and sales materials to effectively communicate the value proposition.

Early Access Program:  Offer early access to interested customers at a discounted subscription rates to generate initial revenue and gather more feedback.

Month 9-10: Deployment

Beta Launch:  Open the software to a wider group of customers, including early beta testers and selected leads.

Customer Onboarding: Develop an onboarding program to ensure customers can easily adopt the software.

Full Product Release:  Launch the SaaS application to the public, with a focus on the identified industrial customer segments.

Monitoring and Support: Implement tools for monitoring customer usage and feedback. Provide dedicated customer support.

Customer Support: Scale up customer support operations to handle inquiries and issues effectively. Implement a ticketing system for tracking and resolution.

Month 11-12: Growth and Optimization

Monitor Performance Metrics:  Continuously monitor key performance indicators (KPIs) such as customer acquisition cost (CAC), customer lifetime value (CLV), and churn rate to refine the strategy.  Continue collecting and analyzing customer feedback to drive product improvements.  Based on user feedback and data analytics, release updates and improvements to the software.

Reporting and Analysis:  Regularly assess the performance against objectives and adjust strategies as needed.

Customer Engagement: Nurture customer relationships through engagement initiatives, including webinars, newsletters, and forums.

Customer Retention:  Implement strategies to retain and upsell existing customers, including regular feature updates and customer support.

Cash Flow from Operating Activities

From March 14, 2023 (inception) to year ended June 30, 2023, the cash flows used in the Company’s operating activities was $16,381.

Cash Flow from Investing Activities

From March 14, 2023 (inception) to year ended June 30, 2023, the net cash used in investing activities by the Company was $0.

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Cash Flow from Financing Activities

From March 14, 2023 (inception) to year ended June 30, 2023, the net cash provided by financing activities by the Company was $218,840. The cash provided by financing activities is related to increases in proceeds received from sales of our common stock and advances from related party.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive activities. For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Future Financings

We will continue to rely on equity sales of our common shares and debt proceeds in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our operations and other activities.

Expected Purchase or Sale of Significant Equipment

We do not anticipate the purchase or sale of any significant equipment, as such items are not required by us at this time or in the next twelve months.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Disagreements with Accountants on Accounting and Financial Disclosure

Other than the disclosure of uncertainty regarding the ability for us to continue as a going concern which was included in our accountant’s report on the financial statements for the period from March 14, 2023 (inception) to year ended June 30, 2023; dbbmckennon’s report on the financial statements of the Company for the years ended June 30, 2023 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit of the financial statements of the Company from March 14, 2023 (inception) to year ended June 30, 2023, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with dbbmckennon’s opinion to the subject matter of the disagreement.

In connection with the audited financial statements of the Company from March 14, 2023 (inception) to year ended June 30, 2023, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

Critical Accounting Policies

Critical Accounting Policies described in the Notes to the Financial Statements, page F-7.

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Cash Requirements

We anticipate that our current cash and cash equivalents, anticipated cash flow from operations and the proceeds from the sale of the maximum amount of shares being offered hereunder will be sufficient to meet our anticipated cash needs for the next 48 months. If we are able to sell only 75%, 50% or 25% of our offered shares, we anticipate that we will only be able to meet our anticipated cash needs for the next 36 months, 24 months or 12 months, respectively. There is no minimum number of shares that must be sold and there is no guarantee that the Company will raise any funds from the offering.

We estimate that our maximum and minimum amount of expenses over the next 12 months will be approximately $3,000,000 and $360,000, respectively, as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise additional capital from shareholders or other sources. Some of these estimates will be paid for out of the proceeds of this offering, assuming we are successful in raising any such proceeds.

Description	Target completion date or period	Estimated maximum expenses	Estimated minimum expenses
General, administrative and marketing	12 months	$640,000	$120,000
Working capital	12 months	$1,000,000	$80,000
Project development costs	12 months	$1,060,000	$110,000
General legal, accounting and consultants	12 months	$300,000	$50,000
TOTAL	12 months	$3,000,000	$360,000

The foregoing chart sets forth estimates of the Company’s total maximum and minimum operational expenses for the initial 12-month period following effectiveness of this offering.  The minimum expenses represent development costs and basic G&A expenses associated with minimal rents and office expenses, working capital for professional fees associated with project development expenses and general legal, accounting and consultant expenses.  The amounts are not limited to proceeds received under this offering, if any, and therefore in order to reach our targets, we will need additional funds in the form of financing or revenues.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers

The following table sets forth the names and ages of our current directors and executive officers:

Name and Age	Position(s) Held	Date of Appointment	Other Public Company Directorships
Fred E. Tannous, 57	Director, President & Chief Executive Officer, Treasurer, Secretary	March 15, 2023	None
Tarek N. Shoufani, 44	Director, Chief Operating Officer	March 15, 2023	None
Michael J. Portera, 64	Director, Chief Financial Officer	July 12, 2023	None
Eric Manlunas, 55	Director	March 15, 2023	Phunware, Inc.

Term of Office

Should a vacancy exist, the Company’s Board of Directors has the power to nominate and appoint a director or directors to fill such vacancy, and each shall hold office until the next annual meeting of stockholders and until his/her successor shall have been duly elected and qualified.

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Background and Business Experience

Fred E. Tannous, MSEE, MBA– Director, President & Chief Executive Officer, Treasurer and Secretary

Since founding Nexscient, Inc. in March, 2023, as President and Chief Executive Officer, Mr. Tannous is responsible for overseeing all aspects of its vision, strategy, and product development. Mr. Tannous has over thirty-five years of experience in finance, engineering and new business development and previously consulted to several Fortune 500 companies as well as launching several of his own start-ups. Some of the companies that he founded and operated include Cryptonic Ventures (January 2021-March 2023), a blockchain-based videogame developer; Promise Nutritionals, Inc., (June 2020 – August 2021), a retail purveyor of wellness products under the brand name Promise Guru®; and OverNear/Rowl, Inc. (June 2011- March 2015), a location-based mobile messaging platform and mobile application. Over the past fifteen years, he has worked extensively with development stage and emerging companies to improve performance, enhance enterprise value and maximize returns. As a principal of Rothswell Financial, Inc. (2015-Present), Mr. Tannous has also helped effect transactions valued at more than $1.2 billion in companies across several industries, including mobile and wireless communications and networking technology sectors. One of his previous start-up companies partnered with Los Alamos National Laboratories to commercialize a declassified military technology for continuous remote sensing and monitoring applications. Drawing on his previous public company experience, Mr. Tannous co-founded and was the Chief Executive Officer of Health Sciences Group (2000-2005), an innovative life sciences company, where he was instrumental in successfully taking it public by effecting a self-underwritten public offering (IPO) of its equity securities and growing its market value to more than $100 million. Prior, Mr. Tannous held the position of Senior Analyst at corporate treasury for Hughes Aircraft Company, a government contractor, before transitioning to the position of Manager of Investments & Acquisitions at DIRECTV, where he worked with the CFO in financial operations and was responsible for valuing, structuring and executing strategic investments and overseeing the company’s portfolio having a market valuation of over $1 billion. As Chief Financial Officer of Colorado Casino Resorts, Inc. (1996-1999), a gaming and hospitality concern, Mr. Tannous was instrumental in obtaining its listing and trading on NASDAQ and raising over $65 million in combined private equity and debt financing to expand its operations. Mr. Tannous started his career as an electrical engineer at Hughes Aircraft, where he worked on advanced radar signal and data processing techniques for electronic counter-counter-measures used in radar systems onboard F-14, F-15 and F-18/A fighter aircraft. He has co-authored several papers on proprietary and unconventional methods for detecting and countering radar jamming. Mr. Tannous holds a Master of Business Administration (MBA) in Finance and Banking from the University of Chicago (Booth) Graduate School of Business (1994) as well as a Master of Science (1990) and a Bachelor of Science (1988) in Electrical Engineering from the University of Southern California. Mr. Tannous is a member of the Association for the Advancement of Artificial Intelligence and the Association for Computing Machinery.

Tarek N. Shoufani– Director, Chief Operating Officer

Mr. Shoufani has over twenty-five years of experience at the forefront of new and innovative technology sectors where he has focused on implementing corporate strategy into daily operations to meet key objectives. Since 2006, as Managing Director of SinoAmerican Global Fund, Mr. Shoufani is involved in various stages of the Fund’s portfolio companies spanning across a broad spectrum of industries globally. Mr. Shoufani brings extensive management experience in the technology industry as well as valuable know-how and expertise in market development and finance structuring within various industry sectors throughout the Americas, Asia, Europe, and Middle East. While working with IZP (2012-2015), a leading global big data company in Shenzhen, China, Mr. Shoufani was instrumental in helping expand their financial and logistical transactions segment across Asia-Pacific, Latin America, Europe and Middle East. As a key liaison with MPR Tech (2010-2012), China’s equivalent to eBay, Mr. Shoufani worked with management to streamline online auction management operations and improve top line revenues while helping realize savings in operating expenses. As a key member of 4PX (2007-2010), an e-commerce solutions provider based in Shanghai, China, Mr. Shoufani worked with designers and engineers to implement custom supply chain systems and software services that delivered efficiencies across multiple levels including installation, training, maintenance, and security. Mr. Shoufani holds a Bachelor of Arts (BA) from University of California in Business Economics and Marketing, and is fluent in English, Arabic and French.

Michael J. Portera – Director, Chief Financial Officer

Mr. Portera joined the Company as a Director and Chief Financial Officer on July 12, 2023. With over forty years of experience in finance, sales, and business development, he is responsible for overseeing the financial operations of the Company, liaising with investment banks and financial institutions on fundraising initiatives, advising on merger and acquisition transactions, and implementing industry best practices for the Company’s finances and overall financial health. Over the past fifteen years, as a consultant, Mr. Portera has worked with seasoned executives, entrepreneurs, and start-up businesses to successfully consummate thousands of transactions on a global basis, including serving as Treasurer of OverNear/Rowl, Inc. (September 2019 - September 2023), a location-based mobile messaging platform and mobile application. As a former Managing Director with NYPPEX Private Markets (2000-2011), he assisted accredited investors achieve liquidity for over half a billion dollars in illiquid securities in secondary markets with venture capital and private equity funds and was instrumental in raising capital for founders and management teams of early-stage startups. Previously, as Senior Vice President of Investments at Gilford Securities (1995-1999), Mr. Portera worked with Fortune 500 CEOs, Forbes 400 members, and high-net-worth individuals and institutions in various financings and investment-related initiatives. Over the course of his early career as a registered representative, Mr. Portera held senior-level positions at several investment banking firms, including Smith Barney (1992-1995), UBS (1988-1992), and Drexel Burnham Lambert (1983-1987). Early in his career, as a Certified Public Accountant (CPA), Mr. Portera served as a senior auditor at Deloitte & Touche in New York City. Mr. Portera holds a Bachelor of Science (BS) in Economics with a concentration in Accounting from the Wharton School at the University of Pennsylvania (1980).

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Eric Manlunas – Director

Mr. Manlunas joined the Nexscient Board of Directors in March, 2023.  He has over thirty years of experience in various aspects of financing and building new enterprise and is a valuable member of our Board due to his depth of operating, strategic, and transactional experience.  As a recognized business leader, Mr. Manlunas excels in demanding and fluid environments, often across multiple markets, continents, and cultures.  Over the past twenty years, as founder and Managing Partner of Wavemaker Partners (2003 – Present), a cross-border venture capital firm with offices in Los Angeles and Singapore, Mr. Manlunas has been part of over 450 investments in early-stage businesses .  He is adept at assimilating high levels of complexity, balancing competing factors, and quickly forming sensible and workable strategies to achieve stability and deliver sustainable outcomes.  Prior to becoming a venture capitalist, from 1999 to 2003, Mr. Manlunas founded, built and successfully sold two businesses, an e-commerce and Internet Service Provider, to strategic buyers.  During the early part of his career, he started as a consultant with Arthur Andersen’s Retail Management Group.  Mr. Manlunas is also a member of the Board of Directors of Phunware, Inc. (NASDAQ: PHUN).  Mr. Manlunas holds a Master of Business Administration (MBA) from Pepperdine University (1995) and earned a Bachelor of Arts (BA) in Communications from Florida International University (1990).

Term of Office

Each director serves for a term of one year and until his successor is elected at the Annual Shareholders’ Meeting and is qualified, subject to removal by the shareholders.  Each officer serves for a term of one year and until his successor is elected at a meeting of the Board of Directors and is qualified.

Employees

We have three executive officers.  These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs.  Our officers are devoted full time to the Company; the amount of time they will devote in any time period will vary based on the stage of the business and progress the company is making.  Accordingly, once we are beyond the developmental phase our management will spend more time on our affairs.

Limitation of Liability and Indemnification Matters

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Identification of Significant Employees

We have no significant employees other than the aforementioned Officers and Directors.

Family Relationship

Tarek N. Shoufani is the brother-in-law of Fred E. Tannous.  Other than the foregoing, we currently do not have any officers or directors of our Company who are related to each other.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1)

A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

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i.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or
iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or
ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

The Board of Directors is currently composed of four members.  Mr. Fred E. Tannous, Mr. Tarek N. Shoufani, Mr. Michael J. Portera, and Mr. Eric Manlunas.  Messrs. Tannous, Shoufani and Portera do not qualify as independent Directors in accordance with the published listing requirements of the NASDAQ Global Market as they each hold officer positions.  Mr. Eric Manlunas does qualify as an independent director as he is not an officer of the Company.  The NASDAQ independence definition includes a series of objective tests, such as that the Director is not, and has not been for at least three years, one of the Company’s employees and that neither the Director, nor any of his family members has engaged in various types of business dealings with us.  In addition, the Board of Directors has not made a subjective determination as to each Director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, though such subjective determination is required by the NASDAQ rules.  Had the Board of Directors made these determinations, the Board of Directors would have reviewed and discussed information provided by the Directors and the Company with regard to each Director’s business and personal activities and relationships as they may relate to the Company and its management.

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Committees

We do not currently have an audit, compensation or nominating committee. The Board of Directors as a whole currently acts as our audit, compensation and nominating committees. We intend to establish an audit, compensation and nominating committee of our Board of Directors once we expand the Board to include one or more independent directors and intend to adopt a charter for each committee.

Our audit committee shall be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls. Our compensation committee shall assist the Board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers and periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements. Our nominating committee shall assist the Board in selecting individuals qualified to become our directors and in determining the composition of the Board and its committees.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Since inception, we have not had a class of equity securities registered under the Securities Exchange Act of 1934, as amended. Hence, compliance with Section 16(a) thereof by our officers and directors is not required.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company's internal accounting controls, practices and policies.

Code of Ethics

Our Board of Directors has not adopted a code of ethics. We anticipate that we will adopt a code of ethics when we increase either the number of our directors or the number of our employees.

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EXECUTIVE COMPENSATION

Name and Principal Position	Fiscal Year Ended 6/30	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Fred E. Tannous(1)(2)	2023	-0-	-0-	$6,000	-0-	-0-	-0-	-0-	$6,000
CEO, President, Secretary, Treasurer, and Director
Tarek N. Shoufani(1)(2)	2023	-0-	-0-	$3,000	-0-	-0-	-0-	-0-	$3,000
COO and Director
Michael J. Portera(3)(2)	2023	-0-	-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
CFO and Director
Eric Manlunas(4)	2023	-0-	-0-	$1,000	-0-	-0-	-0-	-0-	$1,000
Director

(1)

Each of Fred E. Tannous and Tarek N. Shoufani received a stock award of founders shares at inception for their contributions to the conceptual plans of the Company. There are no arrangements for any future awards to be earned or issued.

(2)	None of the officers receive a salary or any other compensation at this time; there are no formal employment contracts in place for their employment.
(3)

Michael Portera was appointed as Director and Chief Financial Officer by the Board on July 12, 2023. He received a stock award in the amount of 1,500,000 shares, having a fair value of $150,000 , as part of his appointment as an officer and director of the Company. There are no arrangements for any future awards to be earned or issued.

(4)	Eric Manlunas received a stock award of 1,000,000 shares as part of his appointment as non-executive director of the Company. There are no arrangements for any future awards to be earned or issued.

Narrative Disclosure to Summary Compensation Table

There are no formal contracts in place for employment of any officers. In addition to the foregoing, there are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to our executive officers.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation of Directors

Our directors receive no annual salary or bonus for their service as members of the Company’s board of directors.

Security Holders Recommendations to Board of Directors

Shareholders can direct communications to our Chief Executive Officer, Fred E. Tannous, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Tannous collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of September 15, 2023, by: (i) each of our directors; (ii) each of our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of common stock. Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own. Unless otherwise specified, the address of each of the persons set forth below is care of the Company at the address 2029 Century Park East, Suite 400, Los Angeles, CA 90067.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2) (%)	Percent of Class if Offering fully subscribed (8) (%)
Fred E. Tannous (3)	Common	6,000,000	30.07%	25.05%
Tarek N. Shoufani (4)	Common	3,000,000	15.03%	12.52%
Michael J. Portera (5)	Common	1,500,000	7.52%	6.26%
Eric Manlunas (6)	Common	1,773,000	8.88%	7.40%
All Officers, Directors and Beneficial Owners as a Group (4 persons)	Common	12,273,000	61.50%	51.23%
5% Holders Roula E. Khoury (7)	Common	1,000,000	5.01%	4.17%

(1)

The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares, which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)	Based on 19,955,980 issued and outstanding shares of common stock as of September 15, 2023.
(3)	Fred E. Tannous is a Director and the Company's President, CEO, Secretary, and Treasurer. His beneficial ownership includes 6,000,000 common shares.
(4)	Tarek Shoufani is a Director and the Company’s Chief Operating Officer. His beneficial ownership includes 3,000,000 common shares.
(5)	Michael J. Portera is a Director and the Company’s Chief Financial Officer. His beneficial ownership includes 1,500,000 common shares directly owned.
(6)	Eric Manlunas is member of the Company’s Board of Directors. His beneficial ownership includes 1,773,000 common shares directly owned.
(7)	Roula E. Khoury is an early independent investor in the Company. Her beneficial ownership includes 1,000,000 common shares directly owned.
(8)	Based on 23,955,980 issued and outstanding shares of common stock as of September 15, 2023 and assumes all 4,000,000 shares in the offering is fully subscribed.

Changes in Control

There are no present arrangements or pledges of the Company’s securities, which may result in a change in control of the Company.

59

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Related party transactions are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties. Related parties are natural persons or other entities that have the ability, directly, or indirectly, to control another party or exercise significant influence over the party in making financial and operating decisions. Related parties include other parties that are subject to common control or that are subject to common significant influences.

After the date of incorporation, 10,000,000 shares were issued to directors and officers at par value in exchange for concept and services for the Company valued at $10,000: Fred E. Tannous, founder, Director, President & CEO, Secretary, Treasurer: 6,000,000 shares; Tarek N. Shoufani, Director, Chief Operating Officer: 3,000,000 shares; and Eric Manlunas, Director: 1,000,000 shares. In addition, founder stock in the amount of 525,000 shares was issued to advisors at par value in exchange for services valued at $525: Dr. Leroy B. Pascal: 150,000 shares; Koji Kawana: 130,000 shares; Edwin Medley Payne: 100,000 shares; Dominique Laurin: 100,000 shares; and Salvatore Russo: 45,000 shares.

During the period ended June 30, 2023, there were expenses incurred on behalf of the Company by Fred E. Tannous, Director, President & CEO, Secretary and Treasurer totaling an amount of $19,860 which is included in accounts payable. As of June 30, 2023, included in advances from a related party is $500 due to this officer.

During the period ended June 30, 2023, there were cash expenses of $3,500 incurred for bookkeeping transactions between the Company and David E. Tannous, brother of our CEO, Fred E. Tannous. In addition, the Company issued 250,000 shares of its common stock, with a fair market value of $2,500, for bookkeeping services.

On April 26, 2023, pursuant to a unanimous written consent of the Board of Directors and Common Stock Subscription Agreement, the Company issued 123,000 shares of its common stock to our Director, Eric Manlunas, in exchange for a cash investment of $9,840.

On May 17, 2023, pursuant to a unanimous written consent of the Board of Directors and a Board Member Consulting Agreement, the Company issued 225,000 shares, with a fair value of $18,000 to Eric Manlunas, a Director of the Company, in exchange for consulting services.

On June 1, 2023, the Company entered into a Consulting Agreement with MJP Consulting, LLC (“MJP), a company owned by Michael J. Portera, whereby MJP was retained to provide market research and business, consulting and advisory services as reasonably requested by the Company in the various aspects regarding financial and operational issues of the Company. Consultant fee totaled $18,000, paid in two equal installments. Subsequently, the Board appointed Mr. Portera as a Director and Chief Financial Officer of the Company.

Other than the foregoing, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

●	Disclosing such transactions in reports where required;
●	Disclosing in any and all filings with the SEC, where required;
●	Obtaining disinterested directors’ consent; and
●	Obtaining shareholder consent where required.

60

Review, Approval or Ratification of Transactions with Related Persons

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, Directors and significant stockholders. However, all of the transactions described above were approved and ratified by our Board of Directors. In connection with the approval of the transactions described above, our Board of Directors, took into account several factors, including their fiduciary duties to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

●	Disclosing such transactions in reports where required;
●	Disclosing in any and all filings with the SEC, where required;
●	Obtaining disinterested directors’ consent; and
●	Obtaining shareholder consent where required.

Director Independence

Quotations for the Company’s common stock are entered on the Over-the-Counter Bulletin Board inter-dealer quotation system, which does not have director independence requirements. For purposes of determining director independence, the Company applied the definitions set out in NASDAQ Rule 4200(a)(15). Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. As a result, the Company has one independent director, Eric Manlunas, as our other directors, Fred E. Tannous, Michael Portera, and Tarek Shoufani, are each also an executive officer of the Company.

LEGAL MATTERS

Lockett + Horwitz, a Professional Law Corporation of Foothill Ranch, California is acting as our counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this offering.

EXPERTS

The financial statements of our Company appearing elsewhere in this prospectus have been included herein in reliance upon the report of dbbmckennon, an independent registered public accounting firm, appearing elsewhere herein (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note to the financial statements), and upon the authority of said firm as experts in accounting and auditing.

61

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation and Delaware law provide that none of our officers or directors will be personally liable to the Company or its stockholders for any damages as a result of any act or failure to act in his or her capacity as an officer or director unless it is proven that:

●	The officer’s or director’s act or failure to act constituted a breach of his or her fiduciary duties as an officer or director; and,
●	The breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

These provisions eliminate our rights and those of our stockholders to recover damages from an officer or director for his or her breach of a fiduciary duty unless such breach involved intentional misconduct, fraud or a knowing violation of law. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against an officer or director for his or her acts or failure to act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and other persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.govthat contains reports and other information regarding registrants that file electronically with the SEC. We also make available free of charge our annual, quarterly and current reports, and other information upon request. To request such materials, please contact Mr. Fred E. Tannous, President & Chief Executive Officer.

62

NEXSCIENT, INC.

March 14, 2023 (inception) through June 30, 2023

F-1

REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

To the Board of Directors of Nexscient Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Nexscient Inc. (the “Company”) as of June 30, 2023, and the related statements of operations, stockholders’ equity, and cash flows for the period from March 14, 2023 (Inception) to June 30, 2023 and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2023, and the results of their operations and their cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has not generated revenues and incurred losses from Inception, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ dbbmckennon

We have served as the Company’s auditor since 2023.

Newport Beach, California

September 15, 2023

F-2

NEXSCIENT, INC.

BALANCE SHEET

June 30, 2023
ASSETS
Current assets
Cash	$202,459
Total current assets	202,459
TOTAL ASSETS	$202,459

LIABILITIES AND STOCKOLDERS’ EQUITY
Current liabilities
Accounts payable - related party	$28,860
Advances from related party	500
TOTAL LIABILITIES	$29,360

STOCKHOLDERS’ EQUITY

Preferred Stock 10,000,000 shares authorized, $0.001 par value, 0 shares issued and outstanding at June 30, 2023	$-
Common Stock 75,000,000 shares authorized, $0.001 par value, 16,528,000 shares issued and outstanding at June 30, 2023	16,528
Additional paid-in capital	404,837
Subscriptions receivable	(154,500)
Accumulated deficit	(93,766)
TOTAL STOCKHOLDERS’ EQUITY	173,099

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$202,459

The accompanying notes are an integral part of these financial statements

F-3

NEXSCIENT, INC.

STATEMENT OF OPERATIONS

From March 14, 2023 (inception) to June 30, 2023
REVENUE
Revenues	$-

OPERATING EXPENSES
Research and development	3,141
General and administrative	90,625
TOTAL OPERATING EXPENSES	93,766

NET LOSS	$(93,766)
BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.01)
WEIGHTED AVERAGE NUMBEROF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	12,220,670

The accompanying notes are an integral part of these financial statements

F-4

NEXSCIENT INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

	Preferred Stock Shares	Preferred Stock	Common Stock Shares	Common Stock	Additional Paid-In Capital	Subscriptions Receivable	Accumulated Deficit	Total Stockholders' Equity
Balance, March 14, 2023 (Inception)	-	$-	-	$-	$-	$-	$-	$-
Stock issued to founders	-	-	10,525,000	10,525	-	-	-	10,525
Stock issued for services	-	-	1,350,000	1,350	36,650	-	-	38,000
Shares issued for cash	-	-	4,653,000	4,653	368,187	(154,500)	-	218,340
Net loss	-	-	-	-	-	-	(93,766)	(93,766)
Balance, June 30, 2023	-	$-	16,528,000	$16,528	$404,837	$(154,500)	$(93,766)	$173,099

The accompanying notes are an integral part of these financial statements

F-5

NEXSCIENT INC.

STATEMENT OF CASH FLOWS

From March 14, 2023 (inception) to June 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(93,766)
Adjustments to reconcile net loss to net cash used in operating activities
Shares issued for services	48,525
Changes in operating assets and liabilities:
Accounts payable – related party	28,860
NET CASH USED IN OPERATING ACTIVITIES	(16,381)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party	500
Proceeds from shares issued for cash	218,340
NET CASH PROVIDED BY FINANCING ACTIVITIES	218,840

NET INCREASE IN CASH	202,459
CASH AT BEGINNING OF THE PERIOD	-
CASH AT END OF THE PERIOD	$202,459

Non-cash investing and financing activities:
Shares issued for subscriptions receivable	$154,500

The accompanying notes are an integral part of these audited financial statements

F-6

NEXSCIENT INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Nexscient, Inc. (the “Company”) was incorporated in the State of Delaware on March 14, 2023. The Company is developing a subscription-based, condition monitoring solution for maintaining and protecting industrial equipment. The Company’s objective is to exploit Industrial Internet-of-Things (IIoT), artificial intelligence (AI), and Cloud-computing technologies to offer a continuous, remote machine health monitoring service that provides actionable insights to manufacturers and continuous process facilities seeking an effective yet affordable predictive maintenance solution to help reduce equipment failures, avoid unscheduled downtimes, decrease equipment maintenance costs, and improve overall equipment efficiencies. The Company’s head office in Los Angeles, CA.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to the United States of America (“US GAAP”) and have been consistently applied in the preparation of the financial statements.

Use of Estimates

In preparing financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those estimates. Current estimates relate to the fair value of the Company’s common stock issued for services.

Concentrations of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America which it believes to be credit worthy. Balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Cash

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Fair Value of Financial Instruments

Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures”, defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and provides disclosure requirements for fair value measures. The three levels are defined as follows:

●	Level 1 - inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.
●

Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value.

For cash, accounts payable, and advances from related party, it is management’s opinion that the carrying values are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization.

F-7

Revenue Recognition

The Company will account for revenue under ASC 606, “Revenue from Contracts with Customers”.  The Company will determine revenue recognition through the following steps:

●	Identification of a contract with a customer;
●	Identification of the performance obligations in the contract;
●	Determination of the transaction price;
●	Allocation of the transaction price to the performance obligations in the contract; and
●	Recognition of revenue when or as the performance obligations are satisfied

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

To date, no revenues have been generated.

Research and Development

Research and development costs include costs to develop and refine technological processes used to carry out business operations.  Research and development costs charged to expense for the period ended June 30, 2023 were $3,141.

Stock-Based Compensation

Stock-based compensation is accounted for in accordance with ASC Topic 718-10 “Compensation-Stock Compensation” (“ASC 718-10”). The Company measures all equity-based awards granted to employees, independent contractors and advisors based on the fair value on the date of the grant and recognizes compensation expense for those awards over the requisite service period, which is generally the vesting period of the respective award.

The Company classifies equity-based compensation expense in its statement of operations in the same manner in which the award recipient’s payroll or contractor costs are classified or in which the award recipient’s service payments are classified.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to ASC 740 “Income Taxes”.  ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Valuation allowances are provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.  The provision for income taxes represents current taxes payable net of the change during the period in deferred tax assets and liabilities.

Earnings (Loss) per Share

Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period.  Diluted earnings (loss) per share reflects the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net earnings (loss) per share if their inclusion would be anti-dilutive.   The Company had no dilutive securities for the period ended June 30, 2023.

F-8

Recently Issued Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 3 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

The Company has generated no revenues and incurred losses since inception, resulting in an accumulated deficit of $93,766 as of June 30, 2023 and further losses are anticipated in the development of the Company’s business. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors, private placement of common stock, and/or a registered offering of its common stock.

NOTE 4 – RELATED PARTY TRANSACTIONS

Related party transactions are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties. Related parties are natural persons or other entities that have the ability, directly, or indirectly, to control another party or exercise significant influence over the party in making financial and operating decisions. Related parties include other parties that are subject to common control or that are subject to common significant influences.

See Note 5 for stock issued for services and sold for cash to founders, officers and directors, and advisors.

On June 1, 2023, the Company entered into a Consulting Agreement with MJP Consulting, LLC (“MJP), owned by Michael J. Portera, whereby MJP was retained to provide market research and business, consulting and advisory services as reasonably requested by the Company in the various aspects regarding financial and operational issues of the Company. Consultant fee totaled $18,000, paid in two equal installments. Subsequently, the Board appointed Mr. Portera as a Director and Chief Financial Officer of the Company.

NOTE 5 – STOCKHOLDERS’ EQUITY

At June 30, 2023, the Company’s authorized capital consists of eighty-five million (85,000,000) shares, comprised of: (i) seventy-five million (75,000,000) shares of Common Stock, par value $0.001 per share (the “Common Stock”); and (ii) 10,000,000 shares of blank check Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

On March 17, 2023, the Company issued a total of 10,525,000 founder shares of its common stock to related parties, including officers and directors, and advisors in consideration for various pre-incorporation services rendered to the Company relating to the development of the its strategy, market research, marketing strategy and branding, and other. Management determined the fair value of stock issued to be $10,525, or $0.001 per share, using a market approach that considered infancy of the Company and an early cash investment at $0.01 per share discussed below.

During the period from Inception to June 30, 2023, the Company issued 1,350,000 shares of common stock for various services including product development, board of director services, and accounting services. Of these amounts, 475,000 were to related parties that included a director and a relative of the Company’s Chief Executive Officer.  The shares issued were valued from $0.01 to $0.08 based on the value of shares being sold for cash at the time of issuance to investors, which was deemed to be the market value.  Total stock-based compensation for shares issued for services was $38,000.

A total of $48,525 stock-based compensation was recognized during the period ended June 30, 2023 and is included in general and administrative in the accompanying statement of operations.

On April 19, 2023, the Company issued 1,000,000 shares of its common stock to an early investor in exchange for a cash investment of $10,000, or $0.01 per share.

F-9

On April 26, 2023, the Company issued 123,000 shares of its common stock to a Director, in exchange for a cash investment of $9,840, or $0.08 per share.

During the period from May 10, 2023 to June 30, 2023, the Company conducted a private placement offering whereby a total of 3,530,000 shares of common stock were issued at a price of $0.10 per share for a total value of $353,000. As at June 30, 2023, $154,500 of the subscriptions remained receivable. Such subscription receivable was received in full subsequent to June 30, 2023.

NOTE 6 – INCOME TAXES

For the periods ended December 31, 2022 and 2021, the Company did not record a current or deferred income tax expense or benefit due to current losses incurred by the Company.

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets of the Company, amounted to approximately $15,000 as of June 30, 2023, and consists primarily of net operating loss carryforwards totaling approximately $53,000. The net operating loss carryforwards are available to be utilized against future taxable income indefinitely. In assessing deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income. Management considers the scheduled projected future taxable income, and tax planning strategies in making this assessment. Accordingly, the Company recognized a full valuation allowance on deferred tax assets. Deferred tax assets were calculated using the Company’s combined effective tax rate, which is estimated to be approximately 28%, which is reduced to 0% for the period ended June 30, 2023 due to the full valuation allowance.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company is subject to taxation in the U.S. and state jurisdictions. The Company is not presently subject to any income tax audit in any taxing jurisdiction. The Company has not yet filed any tax returns and accordingly, all tax periods remain open to examination.

NOTE 7 – SUBSEQUENT EVENTS

Subsequent to June 30, 2023, the Company issued an additional 1,927,980 shares as part of its private placement offering for total cash proceeds of $192,798.

On July 12, 2023, at a special meeting of the Board of Directors, the Board appointed Michael J. Portera as a Director and Chief Financial Officer, and Company issued 1,500,000 shares of its restricted common stock, having a fair value of $150,000, based on its latest private placement offering price at $0.10 per share.

Management has evaluated subsequent events through September 15, 2023, the date the financial statements were available to be issued. Based on this evaluation, no material events were identified which require adjustment or disclosure in these financial statements, other than described above.

F-10

PROSPECTUS

NEXSCIENT, INC.

2029 Century Park East, Suite 400

Los Angeles, CA 90067

(310) 494-6620

4,000,000 shares of Common Stock

[●], 2023

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[RESALE PROSPECTUS ALTERNATIVE PAGE]

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

NEXSCIENT, INC.

2029 Century Park East, Suite 400

Los Angeles, CA 90067

(310) 494-6620

PRELIMINARY PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

7,682,980 shares of Common Stock

Our existing shareholders (the “Selling Shareholders”) are offering for resale, 7,682,980 shares of Common Stock. Our Common Stock is presently not traded on any market or securities exchange.  The 7,682,980 shares of our Common Stock can be sold by the Selling Shareholders at a fixed price of $0.75 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the Selling Shareholders.

63

Each of the selling shareholders have been advised that they will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person.  We have instructed our selling shareholders that they may not purchase any of our securities while they are selling shares under this registration statement.  Additionally, we have included the foregoing language in the Selling Shareholder Prospectus.

The Selling Shareholders and any broker or dealer participating in the sale of shares on behalf of the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which case any profit on the sale of shares by them or commissions received by such broker or dealer may be deemed to be underwriting compensation under the Securities Act of 1933.

This Prospectus covers the resale offering by the Selling Shareholders of 7,682,980 shares of Common Stock. The Company is concurrently conducting a primary offering for 4,000,000 shares, which is covered in a separate public offering prospectus.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEFORE BUYING ANY SHARES OF NEXSCIENT, INC. COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and in any Prospectus supplement we may file after the date of this Prospectus.  We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.  We will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.  The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our securities.

The date of this Prospectus is [●], 2023

[RESALE PROSPECTUS ALTERNATIVE PAGE]

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You should rely only on the information contained or incorporated by reference to this Prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this Prospectus. Under no circumstances should the delivery to you of this Prospectus or any sale made pursuant to this Prospectus create any implication that the information contained in this Prospectus is correct as of any time after the date of this Prospectus. To the extent that any facts or events arising after the date of this Prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this Prospectus, this Prospectus will be updated to the extent required by law.

[RESALE PROSPECTUS ALTERNATIVE PAGE]

SUMMARY OF THIS OFFERING

Securities being offered	Up to 7,682,980 shares of Common Stock. Our Common Stock is described in further detail in the section of this Prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Number of shares outstanding before the offering	19,955,980 shares of Common Stock issued and outstanding as of September 15, 2023.

Net Proceeds to the Company	We will not receive proceeds from the resale of shares by the Selling Shareholders.

Risk factors

An investment in our Common Stock involves a high degree of risk.  You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this Prospectus before making an investment decision regarding our Common Stock.

[RESALE PROSPECTUS ALTERNATE PAGE]

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common shares by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sales of common shares offered by them under this Prospectus.

[RESALE PROSPECTUS ALTERNATE PAGE]

SELLING SHAREHOLDERS

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this Prospectus. The owners of the shares to be sold by means of this Prospectus are referred to as the "Selling Shareholders”. These shares will be sold at a fixed price of $0.75 per share until our shares are quoted on the OTCQB and thereafter at prevailing market prices or privately negotiated prices.

The following table sets forth the name of the Selling Shareholders, the number of shares of Common Stock beneficially owned by each of the Selling Shareholders as of September 15, 2023 and the number of shares of Common Stock being offered by the Selling Shareholders. The Selling Shareholders may offer all or part of the shares for resale from time to time, however, the Selling Shareholders are under no obligation to sell all or any portion of such shares nor are the Selling Shareholders obligated to sell any shares immediately upon effectiveness of this Prospectus.

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Name of Selling Shareholder	Position, Office or Other Material Relationship	Shares Beneficially Owned Prior to the Offering	Shares to be Offered (1)	Shares Beneficially Owned After the Offering (1)(2)	Percentage Beneficially Owned After the Offering (3)
Roula E. Khoury		1,000,000	1,000,000	1,000,000	4.17%
i2 Analytics, Inc.		750,000	750,000	750,000	3.13%
Gerald McFadden		550,000	550,000	550,000	2.30%
Jonathan Westall		500,000	500,000	500,000	2.09%
Michael & Jodi Fogel		500,000	500,000	500,000	2.09%
Michael Silva & Sandra Guerra		350,000	350,000	350,000	1.46%
Brian Levenduski		250,000	250,000	250,000	1.04%
David E. Tannous		250,000	250,000	250,000	1.04%
Robert Blaustein		200,000	200,000	200,000	0.83%
Tyler Martin		200,000	200,000	200,000	0.83%
Wells Assets, LLC		200,000	200,000	200,000	0.83%
Pico Offshore, LP		150,000	150,000	150,000	0.63%
Leroy B. Pascal		150,000	150,000	150,000	0.63%
Six 11 Ten 11 Family Trust		130,000	130,000	130,000	0.54%
John Edward Gusick		125,000	125,000	125,000	0.52%
Darrell Phillips		100,000	100,000	100,000	0.42%
David Hinderaker		100,000	100,000	100,000	0.42%
David Somrack		100,000	100,000	100,000	0.42%
Linda Schmitz		100,000	100,000	100,000	0.42%
Michael Yutzy		100,000	100,000	100,000	0.42%
Edwin Medley Payne		100,000	100,000	100,000	0.42%
Dominique R. Laurin		100,000	100,000	100,000	0.42%
Heidi Sakacs		75,000	75,000	75,000	0.31%
John Sakacs		75,000	75,000	75,000	0.31%
Michael Gusick, Jr.		50,000	50,000	50,000	0.21%
Robert Dalldorf		50,000	50,000	50,000	0.21%
Dennis Carpenter		50,000	50,000	50,000	0.21%
Force Family Office		50,000	50,000	50,000	0.21%
Jacob Anthony B. Locsin		50,000	50,000	50,000	0.21%
John Peter Buencamino		50,000	50,000	50,000	0.21%
Michael Izzolo		50,000	50,000	50,000	0.21%
Nicholas Gusick		50,000	50,000	50,000	0.21%
Scott Dewinkeleer		50,000	50,000	50,000	0.21%
Scott Oliver		50,000	50,000	50,000	0.21%
Spring Gusick		50,000	50,000	50,000	0.21%
Salvatore Russo		45,000	45,000	45,000	0.19%
Michael and Sandra Gusick		40,000	40,000	40,000	0.17%
Van Wadlington		40,000	40,000	40,000	0.17%
Carmela V. Young-Cu		38,990	38,990	38,990	0.16%
Abraham Lim Cu, Jr.		38,990	38,990	38,990	0.16%
Catrina Rodriguez		35,000	35,000	35,000	0.15%
Juan Lorenzo Buencamino		35,000	35,000	35,000	0.15%
Miguel Buencamino		35,000	35,000	35,000	0.15%
Thomas Owens		35,000	35,000	35,000	0.15%
Maria B. Locsin		30,000	30,000	30,000	0.13%
Raymundo M. Locsin		30,000	30,000	30,000	0.13%
Ascencia So-Cuerdo		25,000	25,000	25,000	0.10%
Cara Miel Rodriguez		25,000	25,000	25,000	0.10%
Daniel Danko		25,000	25,000	25,000	0.10%
Eileen Marie Sandejas		25,000	25,000	25,000	0.10%
Ezzat Jallad		25,000	25,000	25,000	0.10%
Flavio Jason Orr		25,000	25,000	25,000	0.10%
Jannina Ticsay		25,000	25,000	25,000	0.10%
Jeffrey Fleeman		25,000	25,000	25,000	0.10%

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James McMiller	25,000	25,000	25,000	0.10%
Leonard Panzer	25,000	25,000	25,000	0.10%
Marcos Hume	25,000	25,000	25,000	0.10%
Maria Danko	25,000	25,000	25,000	0.10%
Michael and Amy Gusick	25,000	25,000	25,000	0.10%
Paolo Sandejas	25,000	25,000	25,000	0.10%
Remeliza Ticsay	25,000	25,000	25,000	0.10%
Reynaldo Cuerdo Jr	25,000	25,000	25,000	0.10%
Robert Ticsay	25,000	25,000	25,000	0.10%
Santiago Enrique Sandejas	25,000	25,000	25,000	0.10%
Stephen Salzstein	25,000	25,000	25,000	0.10%
The Tomorrow Group, LLC	25,000	25,000	25,000	0.10%
Emile F. Tannous	25,000	25,000	25,000	0.10%
Alexander F. Tannous	25,000	25,000	25,000	0.10%
Thomas Keneipp	25,000	25,000	25,000	0.10%

TOTALS	7,682,980	7,682,980	7,682,980	32.07%

(1)

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Act, and includes any shares as to which the Selling Shareholder has sole or shared voting power or investment power, and also any shares which the Selling Shareholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that it is a direct or indirect beneficial owner of those shares. Except as indicated in the footnotes to the table above, each Selling Shareholder has voting and investment power with respect to the shares set forth opposite such Selling Shareholder’s name.

(2)	This table assumes that each Selling Shareholder will sell all shares offered for sale by it under this registration statement.

(3)	Percentages are based upon 23,955,980 shares of our common stock assuming that all 4,000,000 shares are sold under our concurrent direct public offering.

[RESALE PROSPECTUS ALTERNATE PAGE]

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PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The Selling Shareholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions.  These sales may be at fixed or negotiated prices.  The Selling Shareholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	to cover short sales made after the date that this Registration Statement is declared effective by the Commission;
●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Shareholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

Upon the Company being notified in writing by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Shareholders and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a Selling Shareholder that a donee or pledgee intends to sell more than 5,000 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

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The Selling Shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholders and any broker-dealer participating in the distribution of the Selling Shareholder Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Selling Shareholder Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Selling Shareholder Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions, and other terms constituting compensation from the Selling Shareholders and any discounts, commissions, or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Selling Shareholder Shares may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the Selling Shareholder Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Shareholder will sell any or all of the Selling Shareholder shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Selling Shareholder Shares by the Selling Shareholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the Selling Shareholder Shares to engage in market-making activities with respect to the Selling Shareholder Shares.  All of the foregoing may affect the marketability of the Selling Shareholder Shares and the ability of any person or entity to engage in market-making activities with respect to the Selling Shareholder Shares.

Once sold under the registration statement of which this prospectus forms a part, the Selling Shareholder Shares will be freely tradeable in the hands of persons other than our affiliates.

[RESALE PROSPECTUS ALTERNATE PAGE]

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PROSPECTUS

NEXSCIENT, INC.

2029 Century Park East, Suite 400

Los Angeles, CA 90067

(310) 494-6620

7,682,980 shares of Common Stock

[●], 2023

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus.  This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all such expenses.

Securities and Exchange Commission Registration Fee	$966
Audit Fees and Expenses	$15,000
Legal Fees and Expenses	$25,000
Transfer Agent and Registration Fees and Expenses	$6,500
Miscellaneous Expenses	$4,500
Total	$51,966	*
* Estimate only.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are incorporated under the laws of the State of Delaware.  As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duties as a director, which includes a director’s duty of care, to the fullest extent permitted under Delaware law.  The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them.  Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;
●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or
●	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, employees directors and other agents to the fullest extent permitted under Delaware law.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such. indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act. Our amended and restated certificate of incorporation to be in effect immediately after the completion of this offering provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws to be in effect immediately prior to the completion of this offering provide that we will indemnify our directors, officers, employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

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In addition, we will enter into indemnification agreements with our directors and officers that may in some respects be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers, other than liabilities arising from willful misconduct.  These indemnification agreements also generally require us to advance expenses incurred by the directors and officers as a result of any proceeding against them as to which they could be indemnified.  These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our directors and officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.  Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.

RECENT SALES OF UNREGISTERED SECURITIES

During the period from inception to the filing of this registration statement, the registrant has issued and/or sold the following securities in various transactions exempt from registration:

On March 17, 2023, the Company issued 10,525,000 shares to the founders and advisors with a fair value of $10,525 in exchange for concept development and services valued at $10,525.

On March 23, 2023, the Company issued 750,000 shares to a non-related party with a fair value of $7,500 in exchange for services and 250,000 shares to a related party with a fair value of $2,500 in exchange for services.

During the period April 19, 2023 to April 26, 2023, the Company sold 1,123,000 shares to a director and non-related party in a private investment for a total value of $19,840.

During the period from May 10, 2023 to the date of this prospectus, the Company sold a total of 5,457,980 common shares in a private placement at a price of $0.10 per share for a total value of $545,798.

During the period May 17, 2023 to May 22, 2023, the Company issued 350,000 shares to a director and non-related party with a fair value of $28,000 in exchange for services.

On July 12, 2023, the Company appointed a new officer and director to its Board and issued 1,500,000 shares with a fair value of $150,000 as compensation.

Exemption From Registration.  The shares of Common Stock referenced herein were issued in reliance upon one of the following exemptions:

(a) The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, ("Securities Act"), based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an "Investor") confirmed to the Company that it or he is a sophisticated investor and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

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(b) The shares of Common Stock referenced herein were issued pursuant to and in accordance with Rule 903 of Regulation S of the Act.  No commissions were paid in connection with the completion of this offering, except as noted above.  We completed the offering of the shares pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the shares was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares.  Each investor represented to us that the investor was not a "U.S. person", as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person.  The agreement executed between us and each investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act.  Each investor agreed by execution of the agreement for the shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act.  All certificates representing the shares were or upon issuance will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

(c) The shares of common stock referenced herein were issued pursuant to and in accordance with Regulation D Rule 506 and Section 4(a)(2) of the Securities Act.  We made this determination in part based on the representations of Investors, which included, in pertinent part, that such Investors were an “accredited investor” as defined in Rule 501(a) under the Securities Act, and upon such further representations from the Investors that (a) the Investor is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the Investor agrees not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the Investor either alone or together with its representatives has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, and (d) the Investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment.  Our determination is made based further upon our action of (a) making written disclosure to each Investor prior to the closing of sale that the securities have not been registered under the Securities Act and therefore cannot be resold unless they are registered or unless an exemption from registration is available, (b) making written descriptions of the securities being offered, the use of the proceeds from the offering and any material changes in the Company’s affairs that are not disclosed in the documents furnished, and (c) placement of a legend on the certificate that evidences the securities stating that the securities have not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the securities, and upon such inaction of the Company of any general solicitation or advertising for securities herein issued in reliance upon Regulation D Rule 506 and Section 4(a)(2) of the Securities Act.

(d) The shares of common stock referenced herein were issued pursuant to and in accordance with Regulation D Rule 504 and Section 4(a)(2) of the Securities Act.  We made this determination in part based on the fact that, at the time of each sale of stock, the Company was not a blank check company, did not have to file reports under the Securities Exchange Act of 1934 and sales of our stock under this exemption did not exceed $1,000,000 of our securities in any 12-month period.  Our determination is made based further upon our action of (a) making written disclosure to each Investor prior to the closing of sale that the securities have not been registered under the Securities Act and therefore cannot be resold unless they are registered or unless an exemption from registration is available, (b) making written descriptions of the securities being offered, the use of the proceeds from the offering and any material changes in the Company’s affairs that are not disclosed in the documents furnished, and (c) placement of a legend on the certificate that evidences the securities stating that the securities have not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the securities, and upon such inaction of the Company of any general solicitation or advertising for securities herein issued in reliance upon Regulation D Rule 504 and Section 4(a)(2) of the Securities Act.

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EXHIBITS

The following is a list of exhibits filed as part of this registration statement.  Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description
3.1	Certificate of Incorporation filed with the Delaware Secretary of State on March 14, 2023 (1)
3.2	Amended and Restated Certificate of Incorporation dated May 9, 2023(1)
3.3	Bylaws (1)
5.1	Opinion of Lockett + Horwitz regarding the legality of the securities being registered (1)
10.1	Form Copy of the Company’s Subscription Agreement (1)
23.1	Auditor’s Consent (1)
23.2	Consent of Lockett + Horwitz (included in Exhibit 5.1) (1)
107	Filing fee table(1)

(1) Filed herewith.

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UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes to:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.

Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

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5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15th day of September, 2023.

NEXSCIENT, INC.

/s/ Fred E. Tannous

By: Fred E. Tannous

Title: President, & Chief (Principal) Executive Officer

/s/ Michael J. Portera

By: Michael J. Portera

Title: CFO and Chief (Principal) Accounting Officer

/s/ Tarek N. Shoufani

By: Tarek N. Shoufani

Title: Chief Operating Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Fred E. Tannous	Director	September 15, 2023
By: Fred E. Tannous

/s/ Michael J. Portera	Director	September 15, 2023
By: Michael J. Portera

/s/ Tarek N. Shoufani	Director	September 15, 2023
By: Tarek N. Shoufani

/s/ Eric Manlunas	Director	September 15, 2023
By: Eric Manlunas

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